Exhibit (a)(5)(H)

Calle Los Libertadores 155	Telephone: 710-0660
Oficina 801, Lima 27	Fax: 222-426

TRUST AGREEMENT

Date: June 3, 2021

Trustors:	Bethel Enterprises Inc. Dulanto Swayne, Francisco Javier Rangel Zavala, Hugo Gálvez Rubio, Alfonso Gutiérrez Benavides, Claudia María de la Asunción
Trustee:	La Fiduciaria S.A.
Trust Beneficiary:	IG4 Capital Infrastructure Investments LP
Custodian:	BTG Pactual Perú S.A.C.

Trust N°1626	1

Calle Los Libertadores 155	Telephone: 710-0660
Oficina 801, Lima 27	Fax: 222-4260

The Notary Public is hereby requested to enter in his Register of Public Instruments this SHARE TRUST AGREEMENT (hereinafter, the “AGREEMENT”), entered into by and among the following parties:

I.     As TRUSTORS:

•	BETHEL ENTERPRISES INC., a corporation organized under the laws of the Republic of Panama, duly entered in Page N° 521824 (S) of the Panama Commercial Registry, with registered office at Calle Elvira Méndez N° 10, Último Piso, Ciudad de Panamá – Panamá and place of business for the purposes hereof at Avenida General Pezet N° 421, Dpto. 1301, District of San Isidro, Province and Department of Lima, duly represented by Mr. Juan Carlos Antonio Montero Graña, identified by Peruvian Identity Document (DNI) N° 07822812, pursuant to the power of attorney entered in Electronic Registry File N° 11882538 of the Lima Registry of Legal Entities (hereinafter, “BEI”);

•	FRANCISCO JAVIER DULANTO SWAYNE, identified by Peruvian Identity Document (DNI) N° 08254231, and his spouse MARTHA ELIANA CARBAJAL GABRIELLI, identified by Peruvian Identity Document (DNI) N° 08254230, with registered address at Av. Nicolás de Ribera N° 280, Dpto. 402, District of San Isidro, Province and Department of Lima (hereinafter, “FDS”);

•	HUGO RANGEL ZAVALA, identified by Peruvian Identity Document (DNI) N° 08784993 and his spouse MARÍA NELLY GARFIAS CABADA, identified by Peruvian Identity Document (DNI) N° 08785391, with registered address at Calle Toquepala N° 116, Urbanización Tambo de Monterrico, District of Santiago de Surco, Province and Department of Lima (hereinafter, “HRZ”);

•	ALFONSO HERNANDO GÁLVEZ RUBIO, identified by Peruvian Identity Document (DNI) N° 08246903 and his spouse SUSANA VIOLETA VARGAS MONTOYA DE GÁLVEZ, identified by Peruvian Identity Document (DNI) N° 08246902, with registered address at Avenida Nicolás de Ribera N° 330, Dpto. 401, District of San Isidro, Province and Department of Lima (hereinafter, “AGR”);

•	CLAUDIA MARIA DE LA ASUNCIÓN GUTIÉRREZ BENAVIDES, identified by Peruvian Identity Document (DNI) N° 08216131, married under the separation of property system, entered in Electronic Registry File N° 11350004 of the Lima Registry of Individuals, with registered address at Calle Mariscal Blas Cerdeña N° 365, Dpto. 601, District of San Isidro, Province and Department of Lima (hereinafter, “CGB” and, collectively with BEI, FDS, HRZ and AGR, the “TRUSTORS”), without prejudice to any such others as may join as TRUSTORS by execution of the ADDENDUM OF ADHESION.

II.    As TRUSTEE:

•	LA FIDUCIARIA S.A., with Taxpayer Registration (RUC) N° 20501842771, with registered office at Calle Los Libertadores N° 155, Piso 8, District of San Isidro, Province and Department of Lima, duly represented by Mr. Rafael Mauricio Parodi Parodi, identified by Peruvian Identity Document (DNI) N° 10318515, and by Mr. Paulo César Comitre Berry, identified by Peruvian Identity Document (DNI) N° 06441986, pursuant to the powers of attorney in Items C00034 and C00081, respectively, of Electronic Registry File N° 11263525 of the Lima Registry of Legal Entities (hereinafter, “LA FIDUCIARIA”).

Trust N°1626	2

Calle Los Libertadores 155	Telephone: 710-0660
Oficina 801, Lima 27	Fax: 222-4260

III.   As TRUST BENEFICIARY:

•	IG4 CAPITAL INFRASTRUCTURE INVESTMENTS LP, an investment fund incorporated under the laws of Scotland, with Registration N° SL34296 of the Registrar of Companies of Scotland, with registered office for the purposes hereof at 50 La Colomberie, St. Helier, Jersey JE2 4QB, duly represented by Mr. Roberto Guillermo Mac Lean Martins, identified by Peruvian Identity Document (DNI) N° 06385193, duly authorized by powers of attorney registered in Entry A00001 and A00002 of Electronic File N° 14490544 of the Lima Registry of Legal Entities (hereinafter, the “TRUST BENEFICIARY”).

IV.  With the participation, as CUSTODIAN, of:

•	BTG PACTUAL PERÚ S.A.C., with Taxpayer Registration (RUC) N° 20503595819, with registered office at Av. Santo Toribio N° 173 Dpto. 602, District of San Isidro, Department and Province of Lima, duly represented by Mr. José Antonio Blanco Cáceres, identified by Peruvian Identity Document (DNI) N° 09751404, and Mr. Cristhian Rafael Escalante Uribe, identified by Peruvian Identity Document (DNI) N° 41914174, pursuant to the power of attorney entered in Electronic Registry File N° 11340870 of the Lima Registry of Legal Entities (hereinafter, the “CUSTODIAN”).

This AGREEMENT is executed and delivered by the PARTIES under the terms and conditions set forth in the following clauses:

CHAPTER I

INTRODUCTION

Clause One. –     Interpretation

I.	As used herein, unless otherwise expressly provided herein, and notwithstanding the provisions in the Civil Code, the following rules shall apply, as required by the context in which they are to be construed:

(a)	Terms in singular include the plural and terms in plural include the singular, except where specific definitions are stated for the singular and plural, which shall be construed strictly in accordance with such definitions, as detailed in the following clause.

(b)	Words in the masculine or feminine gender include the opposite gender.

(c)	References to laws or regulations shall be understood and construed as inclusive of all legal or regulatory provisions modifying, consolidating, amending or substituting the LAW or the REGULATIONS referred to herein and defined in the following clause.

(d)	The words “includes” and “including” shall be deemed to be followed by the words “without limitation”.

(e)	Any reference to a clause, subclause, item, subparagraph, annex and other contractual instruments other than this AGREEMENT shall be understood to include all amendments, extensions or changes thereto.

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Calle Los Libertadores 155	Telephone: 710-0660
Oficina 801, Lima 27	Fax: 222-4260

(f)	Any list of items where the disjunctive conjunction “or” is used includes some or all of the items in said list; and any list of items where the copulative conjunction “and” is used includes all of the items in said list.

II.	All references in this AGREEMENT to a clause, subclause or item shall be understood as made to the pertaining clause, subclause or item thereof. References in this AGREEMENT to a clause include all subclauses and/or paragraphs and/or items within such clause and references to a subclause include all subclauses, paragraphs and/or items therein.

III.	Headings and titles of each clause, subclause, items and/or subparagraph used in this AGREEMENT are for reference only and shall not define or limit the content thereof.

IV.	This AGREEMENT shall be governed, in its entirety, by the clauses contained herein.

V.	As used herein, capitalized terms shall have the meaning ascribed thereto in Clause Two hereto.

Clause Two:     Definitions

ADDENDUM OF ADHESION :

The addendum to this AGREEMENT to be executed by LA FIDUCIARIA with such shareholders of the COMPANY who adhere to this AGREEMENT in the future. The PARTIES agree that upon executing the ADDENDUMS OF ADHESION, such shareholders will become parties to this AGREEMENT and will be deemed TRUSTORS for all purposes hereof; and the SHARES transferred to the TRUST shall be SHARES under this AGREEMENT. Such addendums shall also include any updates to ANNEX 1 upon the incorporation of new shareholders. The PARTIES agree that the ADDENDUM shall be executed only by LA FIDUCIARIA, the TRUST BENEFICIARY and such shareholders as may adhere to this AGREEMENT, for which the participation of the rest of the TRUSTORS will not be necessary.

ADDITIONAL SHARES:

In accordance with the provisions of Subclause 5.9 of this AGREEMENT, the shares representing the capital stock of the COMPANY owned by the signatories of the TOSA ("Sellers") that, if applicable, pursuant to Subclause 5.6 of the TOSA, could not be accepted and transferred in favor of the TRUST BENEFICIARY through the OPA, and that pursuant to such Subclause must be transferred to the TRUST once the OPA has been completed. In case the signatories of the TOSA ("Sellers") to whom this provision applies are not, in turn, TRUSTORS as indicated in the introduction of this AGREEMENT, they must sign the ADDENDUM OF ADHESION.

Trust N°1626	4

Calle Los Libertadores 155	Telephone: 710-0660
Oficina 801, Lima 27	Fax: 222-4260

The ADDITIONAL SHARES will be considered SHARES for all purposes of this AGREEMENT, except for those aspects expressly indicated in this AGREEMENT.
AGREEMENT:	This Security Agreement and the annexes thereto, as hereafter amended, supplemented or substituted.
ANNEXES:

The documents attached to this AGREEMENT, which shall be as valid and effective as the AGREEMENT. In this connection, any reference to this AGREEMENT shall include its ANNEXES and any amendments thereto as may be agreed.

APPLICABLE LAWS:

Any and all laws, decrees and legal provisions of any rank and nature issued by any COMPETENT AUTHORITY, including the Civil Code, as may be in force in Peru on the date of execution hereof by the PARTIES, as hereafter amended.

BUSINESS DAY:

Any day other than Saturday, Sunday or a holiday, duly declared by the COMPETENT AUTHORITY, in which commercial banks are authorized or under the obligation according to APPLICABLE LAWS to open their offices in the city of Lima and in the Callao Constitutional Province.

BVL:	The Lima Stock Exchange.
CAVALI:	CAVALI S.A. I.C.L.V., the BVL Clearing and Settlement House.
CIVIL CODE	The Civil Code of the Republic of Peru, approved by Legislative Decree N° 295, as amended, supplemented or substituted.
COLLECTION ACCOUNT:

The account in SOLES and/or DOLLARS that LA FIDUCIARIA will request opening to the name of the TRUST, for purposes of managing the cash flows from the ECONOMIC RIGHTS as provided in Clause Six hereof.

The name of the aforementioned account will be “La Fiduciaria – Fid IG4 – Rec”. At first, the COLLECTION ACCOUNT will be opened in SOLES.

COMPANY:	Aenza S.A.A. (Previously Graña y Montero S.A.A.)
COMPETENT AUTHORITY:	Any entity of the Republic of Peru performing executive, legislative, court or arbitration, regional, municipal, regulatory or administrative duties of government or

Trust N°1626	5

Calle Los Libertadores 155	Telephone: 710-0660
Oficina 801, Lima 27	Fax: 222-4260

pertaining to governmental functions, and exercising jurisdiction over any PERSON or matters, with competence under APPLICABLE LAWS.
CONDITION SUBSEQUENT:

The condition subsequent to which this AGREEMENT will be subject, consisting in that, upon completion of the public acquisition offering (OPA, for the Spanish acronym), the TRUST BENEFICIARY fails to hold a significant interest in the percentage required in the TOSA. The TRUST BENEFICIARY shall advise LA FIDUCIARIA if such condition is satisfied, as provided in Subclause 5.3 of Clause Five hereof.

If the CONDITION SUBSEQUENT is satisfied, this AGREEMENT shall be automatically terminated. The PARTIES authorize FIDUCIARIA to execute a unilateral draft instrument for termination of this AGREEMENT in such event.

CONSIDERATION FOR THE OPA:

It is the amount in cash equivalent for each SHARE transferred by the TRUSTORS in favor of the TRUST BENEFICIARY under the OPA, which will be informed by the TRUST BENEFICIARY to LA FIDUCIARIA by means of the NOTICE OF DEFAULT ON THE CONDITION SUBSEQUENT.

The total amount of the CONSIDERATION FOR THE OPA must be informed by the TRUST BENEFICIARY to LA FIDUCIARIA in order for LA FIDUCIARIA to make the transfers referred to in Subclause 6.5.1 of Clause Six hereof. If LA FIDUCIARIA does not receive such information it will not be able to make such payment, without assuming any responsibility for it.

CONSIDERATION FOR THE POLITICAL RIGHTS:

The amount in cash equal to S/ 0.14 (Zero and 14/100 SOLES) for each SHARE transferred to the TRUST, which shall be paid in full by the TRUST BENEFICIARY to the TRUSTORS in consideration for the use of the POLICY RIGHTS during the TERM OF THE TRUST at the time indicated in Subclause 5.2. This amount has been determined according to the TERM OF THE TRUST, so it shall be understood that the CONSIDERATION FOR POLITICAL RIGHTS to be accrued each year shall be equal to S/. 0.04 (Zero and S/. 04/100) for each SHARE transferred to the TRUST divided by eight (8) (S/. 0.04 / 8).

CUSTODIAN:	BTG Pactual Perú S.A.C.
DIVIDENDS:	It is any monetary sum corresponding to the ECONOMIC RIGHTS of the SHARES from the date on which the NOTICE OF DEFAULT ON THE CONDITION SUBSEQUENT

Trust N°1626	6

Calle Los Libertadores 155	Telephone: 710-0660
Oficina 801, Lima 27	Fax: 222-4260

takes place; and it will be payable when, and only if, the COMPANY agrees to distribute dividends or make capital reductions with delivery of the amortized nominal value or the amount corresponding to the participation in the net worth of the COMPANY, in cash with respect to the SHARES.

The distribution of the DIVIDENDS will be made in accordance with the provisions of Subclauses 6.4 and 6.5 hereof.

DOLLARS:	The legal tender of the United States of America.
ECONOMIC GROUP:

Has the meaning ascribed thereto in the Regulations on Indirect Ownership, Relationship and Economic Groups (Reglamento de Propiedad Indirecta, Vinculación y Grupos Económicos) approved by SMV Resolution N° 019–2015–SMV, as amended from time to time.

ECONOMIC RIGHTS:

All economic rights attached to the holders of the SHARES under APPLICABLE LAWS, specifically those described in items 1 and 4 of Article 95 of the General Corporations Law, including, without limitation, the right to enforce, demand and receive payment of all amounts and/or the delivery of all property to be delivered on account of profit or dividend distributions as resolved at any regular shareholders meeting of the COMPANY, dividend advances, capital reductions, release of reserves or on any other account indicating an interest in the equity of the COMPANY, or any interest in the shareholders equity resulting from the liquidation thereof, and any dividend in kind to be delivered to the respective holder of the SHARES (including new SHARES resulting from the capitalization of profits); as shareholder of the COMPANY; as provided in the articles of agreement or the bylaws of the COMPANY, in APPLICABLE LAWS and in any shareholders agreement or other agreement from which economic rights or benefits from the SHARES may arise.

ENFORCEMENT ACCOUNT:	The account in SOLES and/or DOLLARS that LA FIDUCIARIA will request opening to the name of the TRUST, for purposes of managing the cash flows from enforcement of the SHARES as provided in Clause Eight hereof.

Trust N°1626	7

Calle Los Libertadores 155	Telephone: 710-0660
Oficina 801, Lima 27	Fax: 222-4260

The name of the aforementioned account will be “La Fiduciaria – Fid. IG4 – Ejec”.
EVENT OF DEFAULT:

Shall be any of the following: (i) the refusal or resistance by one or more TRUSTORS to transfer their SHARES as required in this AGREEMENT in the event of Drag Along by the TRUST BENEFICIARY, as provided in Subclause 6.8 of Clause Six hereof; (ii) default on any payment obligation due by the TRUSTORS hereunder, including, without limitation, those set forth in Clause Ten hereof; and (iii) any other default by one or more TRUSTORS on their obligations hereunder which is deemed an “Event of Default” under this AGREEMENT.

EVENTS OF DEFAULT shall be deemed to exist on the date when occurrence thereof is indicated.

FEE AGREEMENT:

The instrument executed by LA FIDUCIARIA, the TRUST BENEFICIARY and the TRUSTORS containing the fees to be charged by LA FIDUCIARIA for performing the duties detailed in this AGREEMENT and in APPLICABLE LAWS.

LA FIDUCIARIA:

La Fiduciaria S.A., which states to be a stock corporation (sociedad anónima) organized and existing under the laws of the Republic of Peru, authorized by the SBS to operate as a trust services entity, pursuant to SBS Resolution N° 243–2001, dated March 30, 2001, thereby being authorized to manage trusts.

LAW:

The General Law of the Financial and Insurance System and Organic Law of the Banking, Insurance and Private Pension Funds Superintendence (Ley General of the Sistema Financiero y de Seguros y Orgánica of the Superintendencia de Banca, Seguros y Administradoras de Fondos de Pensiones) enacted by Law N° 26702, as amended from time to time

NOTICE OF DEFAULT ON THE CONDITION SUBSEQUENT:	The Notice to be given by the TRUST BENEFICIARY to LA FIDUCIARIA upon failing to satisfy the CONDITION SUBSEQUENT, as provided in Subclause 5.2 of Clause Five hereof.
NOTICE OF ENFORCEMENT:	The notice –substantially in the form attached as ANNEX 2 hereto– to be given by the TRUST BENEFICIARY, in notarized form, to LA FIDUCIARIA, with copies to the TRUSTORS, communicating: (i) that an EVENT OF DEFAULT has occurred, and (ii) requesting them to

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Calle Los Libertadores 155	Telephone: 710-0660
Oficina 801, Lima 27	Fax: 222-4260

proceed to enforce the SHARES as provided in Clause Eight hereof.
OPA:

The public acquisition offering (OPA, for the Spanish acronym) to be launched by the TRUST BENEFICIARY in favor of all shareholders of the COMPANY for purposes of acquiring SHARES of voting stock of the COMPANY, in a number between ten point seventy-eight percent (10.78%) and seventeen point forty-two percent (17.42%) of the capital stock, as provided in the TOSA.

PARTIES:	Collectively, (i) each of the TRUSTORS; (ii) the TRUST BENEFICIARY; and, (iii) LA FIDUCIARIA.
PERFORMANCE FEES:	Has the meaning indicated in Subclause 6.5 of Clause Six of this AGREEMENT.
PERSON:	Any individual or legal entity, factual or legal partnership, joint venture, trust or government entity or similar.
POLITICAL RIGHTS:

These are: (i) all the political rights attached to the holders of the SHARES, which under APPLICABLE LAWS, specifically those described in items 2, 3 and 5 of Article 95 of the General Corporations Law, include the authority to call, attend, define and vote all points in the agenda, in any sense and without limitation, at any shareholders meeting of the COMPANY, the authority to appoint and/or remove the members of the corporate bodies of administration, management and direction of the COMPANY, and to appoint and/or remove any representative or attorney–in–fact thereof; (ii) all rights which vest the TRUSTORS the authority, arising from the SHARES, to oversee and control the corporate bodies of administration, management and direction of the COMPANY; and, (iii) all other POLITICAL RIGHTS attached to the holders of the SHARES, as provided in the articles of agreement or the bylaws of the COMPANY, the General Corporations Law and other APPLICABLE LAWS and in any shareholders agreement or other agreement deriving POLITICAL RIGHTS arising from the SHARES.

REGULATIONS:	The Trust and Trust Services Companies Regulations, approved by SBS Resolution N° 1010–99, as supplemented, amended or substituted.
SAB:	The stock brokerage firm BTG PACTUAL PERÚ S.A. SAB.

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Calle Los Libertadores 155	Telephone: 710-0660
Oficina 801, Lima 27	Fax: 222-4260

SBS:	The Banking, Insurance and Private Pension Funds Superintendence, and any successor entity thereto.
SECURED OBLIGATIONS:

These are, without limitation, any and all direct and/or indirect obligations taken on by the TRUSTORS which are regulated, arising from and/or in connection with this AGREEMENT and, specifically, (i) the payment obligations set forth in Subclause 6.5 of Clause Six hereof; (ii) the obligation to pay any other monies due by the TRUSTORS; and (iii) the obligations to sell their SHARES upon exercise of the Drag Along by the TRUST BENEFICIARY, or the right of first refusal set forth in Subclause 6.7 of Clause Six hereof.

SHARES:

Collectively, the 33,987,698 SHARES representing three point nine percent (3.9%) of the capital stock of the COMPANY, detailed in ANNEX 1 hereto, the holding of which is registered to the TRUSTORS with CAVALI, as well as the ADDITIONAL SHARES if applicable; and which, under the AGREEMENT, are transferred in beneficial ownership to the TRUST managed by LA FIDUCIARIA.

On the date hereof, the SHARES are allocated among the TRUSTORS, as shown in ANNEX 1. ANNEX 1 will be amended whenever the allocation of SHARES is amended, notice of which shall be given to the PARTIES in a timely manner. The PARTIES agree that ANNEX 1 will be unilaterally amended by LA FIDUCIARIA in connection with the execution of ADDENDUMS OF ADHESION, increases in the capital stock of the COMPANY and exercise by the TRUSTORS of their liquidity rights as provided in Subclause 6.7 of Clause Six hereof.

The definition of the term SHARES is made extensive to any shares as the TRUSTORS may acquire by any means or created or issued, and held by the TRUSTORS, during the TERM OF THE TRUST, whether or not such SHARES are of voting stock, including, without limitation, any share created or issued as a result of any: (i) increases in the capital stock of the COMPANY by new contributions by the TRUSTORS; (ii) restatement of the capital stock of the COMPANY; (iii) change in the par value of the SHARES representing the capital stock of the COMPANY; (iv) conversion of obligations and exercise of options; (v) adjustment to inflation; (vi) capitalization of profits, revaluation of surpluses, reserves or loans from shareholders; and, (vii) any other act or event that could have consequences similar to those described in items (i) to (vi) above.

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Calle Los Libertadores 155	Telephone: 710-0660
Oficina 801, Lima 27	Fax: 222-4260

The procedure in Subclause 6.6 of Clause Six hereof shall be followed for purposes of the issue and subscription of new SHARES by the TRUSTORS.
SMV:	The Peruvian Securities Market Superintendence, and any successor entity thereto.
SOLES:	The legal tender of the Republic of Peru.
TERM OF THE TRUST	The term set forth in Clause Twelve hereof.
TOSA	The Tender Offer Support Agreement executed by the TRUSTORS and the TRUST BENEFICIARY dated August 24, 2020, as amended by Addendum No. 1 dated June 3, 2021.
TRADING DAY:

Any day duly declared as such by the COMPETENT AUTHORITY and by APPLICABLE LAWS, in which Stock Brokerage Firms and Stockbrokers are authorized to make purchase and sale transactions on securities previously entered in the registries of the Lima Stock Exchange in various forms.

TRUST BENEFICIARY:	IG4 Capital Infrastructure Investments LP.
TRUST:

The autonomous trust made up by the SHARES, together with the rights arising therefrom. These rights include the collection and cash flow rights arising from any sale of the SHARES (with the exception of the flows resulting from the sale of the ADDITIONAL SHARES in accordance with Subclause 6.7.1 of Clause Six of this AGREEMENT) to be made directly by the TRUSTORS, upon release of the SHARES from the TRUST as provided herein.

The PARTIES expressly set forth that one hundred percent (100%) of the TRUST is intended to serve as security for performance of the SECURED OBLIGATIONS.

TRUSTORS:	Collectively, BEI, FDS, HRZ, AGR and CGB, and such third party shareholders of the COMPANY who have executed the ADDENDUM OF ADHESION in accordance with Clause Twenty–Eight hereof.
UMPIRE AUDITOR:	Any of the auditors listed in Annex 6 elected as provided in Subclause 6.4.4 of Clause Six hereof.

Clause Three:     Background

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Calle Los Libertadores 155	Telephone: 710-0660
Oficina 801, Lima 27	Fax: 222-4260

3.1	The TRUST BENEFICIARY is an alternative investment firm established in 2016, engaged in the investment and management of assets, specializing in investing in private equity.

3.2	The TRUST BENEFICIARY and the TRUSTORS have executed the TOSA, intended to have the TRUST BENEFICIARY launch the OPA within the time limit set in the TOSA.

3.3	The TRUSTORS, as holders of the SHARES of the COMPANY, hereby transfer the SHARES to the TRUST.

3.4	Notwithstanding the statement in Subclause 3.3 above, this AGREEMENT will be subject to satisfaction of the CONDITION SUBSEQUENT.

Clause Four:        Purpose of the AGREEMENT

4.1	The purpose of this AGREEMENT is to set up an irrevocable trust for which the TRUSTORS, in accordance with the provisions in 241 of the LAW, on the date hereof transfer the SHARES in beneficial ownership to LA FIDUCIARIA, including all that pertains to the SHARES by fact or by law under the terms hereof.

4.2	The purpose of the AGREEMENT is to have LA FIDUCIARIA manage the TRUST, including the ECONOMIC RIGHTS and the POLITICAL RIGHTS, as provided herein and, additionally, that the TRUST serves as a performance bond for the SECURED OBLIGATIONS.

CHAPTER II

REPRESENTATIONS, TRANSFER IN BENEFICIAL OWNERSHIP AND THE TRUST

Clause Five:         Transfer in beneficial ownership

5.1.

On the date hereof, the SHARES are transferred in beneficial ownership to the TRUST and the TRUST BENEFICIARY transfers the amount pertaining to the CONSIDERATION FOR THE POLITICAL RIGHTS to a custody account managed by the CUSTODIAN, as regulated in Section 2.2(b)(i) of the TOSA.

5.2.

Upon completion of the OPA, and if the TRUST BENEFICIARY reaches the significant interest in the amount set forth in Section 6.3(c) of the TOSA, the TRUST BENEFICIARY shall give on that same day (and in no case exceeding the time limit of twenty-four (24) hours) the NOTICE OF DEFAULT ON THE CONDITION SUBSEQUENT to LA FIDUCIARIA and the CUSTODIAN, with a copy to the Sellers to the addresses set forth in Section 8.1(b) of the TOSA. Should the NOTICE OF DEFAULT ON THE CONDITION SUBSEQUENT be received by the CUSTODIAN before 15:30 hours of the day when the OPA is completed, then, on that same day, the CUSTODIAN shall transfer all the funds referred to in Subclause 5.1 above deposited in the custody account to such bank accounts of the TRUSTORS as these have indicated to the CUSTODIAN. If the NOTICE OF DEFAULT ON THE CONDITION SUBSEQUENT is received after the indicated time, then the CUSTODIAN shall make the transfer on the following BUSINESS DAY.

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Calle Los Libertadores 155	Telephone: 710-0660
Oficina 801, Lima 27	Fax: 222-4260

5.3.

Should be CONDITION SUBSEQUENT be satisfied, this AGREEMENT shall be automatically terminated, whereby, on the BUSINESS DAY following completion of the OPA, the TRUST BENEFICIARY shall give LA FIDUCIARIA and the CUSTODIAN notice of the satisfaction or failure to satisfy the CONDITION SUBSEQUENT.

If the notice referred to in the foregoing paragraph stating that the CONDITION SUBSEQUENT was satisfied, or if the notice is not received during the BUSINESS DAY following completion of the OPA, the CONDITION SUBSEQUENT shall be deemed satisfied and the following shall be performed: (i) LA FIDUCIARIA shall return the SHARES to the TRUSTORS, including but not limited to giving notice thereof to CAVALI within the second BUSINESS DAY following completion of the OPA; and (ii) the CUSTODIAN shall return the amount pertaining to the CONSIDERATION FOR THE POLITICAL RIGHTS to the TRUST BENEFICIARY upon receiving from LA FIDUCIARIA evidence that this AGREEMENT has been terminated and that CAVALI has entered the transfer of the SHARES to the TRUSTORS.

For the avoidance of doubt, if the CONDITION SUBSEQUENT is satisfied, the TRUSTORS shall be entitled to exercise the POLITICAL RIGHTS and the ECONOMIC RIGHTS even if the SHARES remain in the TRUST.

The PARTIES agree to execute all public and/or private documents necessary to file termination of this AGREEMENT, its subsequent registration with the Security Interest and Pledge Agreements Registry (Registro Mobiliario de Contratos) of the National Superintendence of Public Registries and any other COMPETENT AUTHORITY. Notwithstanding the foregoing, the PARTIES authorize LA FIDUCIARIA to unilaterally execute the termination hereof.

5.4

Specifically, this transfer of beneficial ownership of the SHARES made by the TRUSTORS to LA FIDUCIARIA includes all that pertains to the SHARES by fact or by law, whereby LA FIDUCIARIA shall hold beneficial ownership over such SHARES, with full right of management, use, disposition and repossession thereof within the scope and limits set forth in this AGREEMENT, the LAW and the REGULATIONS. The PARTIES agree that such transfer includes all collection rights and cash flows arising from sales of the SHARES made directly by the TRUSTORS, after restitution of the same by the LA FIDUCIARIA to the corresponding TRUSTOR.

5.5	LA FIDUCIARIA hereby accepts to take on beneficial ownership of the SHARES and to perform all acts over the TRUST as may be required to fulfill the purposes hereof.

5.6

The TRUSTORS agree to execute any and all documents, whether public or private, and perform all such proceedings as may be necessary to execute the transfer in beneficial ownership of the SHARES to LA FIDUCIARIA.

5.7	Furthermore, the TRUSTORS agree to deliver to LA FIDUCIARIA, on the BUSINESS DAY following execution of this AGREEMENT the evidence of transfer or the SHARES to the TRUST.

5.8	It is expressly agreed that the transfer of the SHARES in beneficial ownership shall not cause any alterations, modifications or transformations therein, whereby LA

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Calle Los Libertadores 155	Telephone: 710-0660
Oficina 801, Lima 27	Fax: 222-4260

FIDUCIARIA will receive the SHARES under the same conditions in which they are currently held by the TRUSTORS.

5.9	The PARTIES agree that, if the event described in Subclause 5.6 of the TOSA and the signatories of the TOSA ("Sellers") are not able to transfer shares representing the capital stock of the COMPANY in favor of the TRUST BENEFICIARY through the OPA, then they must transfer the ADDITIONAL SHARES to the TRUST, and sign the ADDENDUM OF ADHESION in case of signatories of the TOSA ("Sellers") who are not, in turn, TRUSTORS as indicated in the introductory part of this AGREEMENT. It is expressly stated that the TRUST BENEFICIARY shall not be obliged to pay the CONSIDERATION FOR THE POLITICAL RIGHTS with respect to the ADDITIONAL SHARES.

Clause Six:	Management of the TRUST

6.1

Entry of the transfer of the SHARES in beneficial ownership

On the same BUSINESS DAY as this AGREEMENT is executed, the TRUSTORS shall impart to the SAB the pertaining instruction for the SAB to impart in its turn an instruction to CAVALI, for the latter to enter and transfer the SHARES in beneficial ownership to LA FIDUCIARIA to the account indicated by LA FIDUCIARIA hereunder. For such purposes, the SAB will grant a RUT number for the TRUST in order to be able to register LA FIDUCIARIA, in exercise of the beneficial ownership of the TRUST, as owner of the SHARES.

Upon obtaining the certification from CAVALI evidencing the transfer in beneficial ownership of the SHARES, the TRUSTORS shall cause the SAB to submit such certification to LA FIDUCIARIA. LA FIDUCIARIA shall cooperate in such procedure and make any such arrangements as may be necessary with the SAB.

6.2

POLITICAL RIGHTS of the SHARES

The POLITICAL RIGHTS of the SHARES shall be exercised by the TRUST BENEFICIARY directly and in its sole discretion. Accordingly, the TRUSTORS hereby instruct LA FIDUCIARIA to deliver the POLITICAL RIGHTS to the TRUST BENEFICIARY under this AGREEMENT.

In this connection, as from the date of execution of this AGREEMENT (and subject to receipt of the NOTICE OF DEFAULT ON THE CONDITION SUBSEQUENT) and until the SHARES cease to be a part of the TRUST (whether by termination of the AGREEMENT or otherwise), the TRUST BENEFICIARY will exercise the POLITICAL RIGHTS, including attendance to regular shareholders meetings of the COMPANY in full exercise of the POLITICAL RIGHTS delivered by LA FIDUCIARIA. The provisions in this paragraph shall be without prejudice to the provisions in Subclause 6.6 of this Clause, by virtue of which the TRUSTORS may exercise their preemptive subscription right over the SHARES as set forth therein.

For the avoidance of doubt, in exercising the POLITICAL RIGHTS, the TRUST BENEFICIARY may execute any such corporate documents (minutes of regular meetings, committees,

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etc.) requiring the participation of the TRUST. Notwithstanding the foregoing, whenever the TRUST BENEFICIARY executes any document in which the TRUST participates, it shall deliver a copy thereof to LA FIDUCIARIA within three (3) BUSINESS DAYS from execution thereof.

The TRUST BENEFICIARY shall be in charge of any formality and/or procedure with the COMPANY arising from execution of the aforementioned documents.

The TRUST BENEFICIARY shall submit copies of the minutes of the aforementioned meetings to LA FIDUCIARIA and the TRUSTORS for filing thereof as appropriate, upon such copies being duly signed.

The TRUSTORS assume no liability to the TRUST BENEFICIARY, the COMPETENT AUTHORITY or any third party for exercised of the POLITICAL RIGHTS of the SHARES by the TRUST BENEFICIARY, as provided herein, or for the decisions, actions or omissions that the TRUST BENEFICIARY may make or take based on exercising the POLITICAL RIGHTS over the SHARES. The TRUST BENEFICIARY expressly states that all decisions it may make or elect not to make pertain solely to its freedom to decide and, therefore, the consequences and effects thereof are its sole responsibility.

6.3

ECONOMIC RIGHTS of the SHARES

During the TERM OF THE TRUST, the proceeds from the ECONOMIC RIGHTS shall be managed by LA FIDUCIARIA through the COLLECTION ACCOUNT, in the understanding that the COMPANY shall transfer the ECONOMIC RIGHTS and deposit any sums therefrom in the COLLECTION ACCOUNT directly.

The amounts to be deposited in the COLLECTION ACCOUNT shall be managed by LA FIDUCIARIA as provided in Subclause 6.4 of this Clause.

If, for any reason, the COMPANY and/or the SAB deposit such amounts in an account held by the TRUSTORS or the TRUST BENEFICIARY, the TRUSTORS or the TRUST BENEFICIARY agree to transfer such amounts to the COLLECTION ACCOUNT, within two (2) BUSINESS DAYS following receipt thereof.

6.4	COLLECTION ACCOUNT

No later than five (5) BUSINESS DAYS from the date the TRUST BENEFICIARY makes the corresponding request to LA FIDUCIARIA (when it is appropriate to deposit the first funds derived from the ECONOMIC RIGHTS), LA FIDUCIARIA shall request opening the COLLECTION ACCOUNT in the bank previously indicated in writing by the TRUST BENEFICIARY from among Banco de Crédito del Perú, BBVA and Scotiabank, for purposes of managing the proceeds from the ECONOMIC RIGHTS.

For the best performance of its duties, LA FIDUCIARIA may hire such banking services provided by the bank referred to above as may be necessary for proper management of the TRUST.

Within two (2) BUSINESS DAYS following the opening of the COLLECTION ACCOUNT, LA

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FIDUCIARIA shall communicate the number thereof to the PARTIES. LA FIDUCIARIA will also communicate that number to the SAB so the latter may deposit the proceeds of the ECONOMIC RIGHTS in such account.

For the purposes of the financial transactions tax (ITF), Mr. Francisco Javier Dulanto Swayne shall be deemed holder of the COLLECTION ACCOUNT, notwithstanding to the fact that such concept will be assumed by all the TRUSTORS pro rata to their interest in the TRUST.

Likewise, for sole purpose of the income tax that may be generated by the TRUST, Mr. Francisco Javier Dulanto Swayne shall be deemed as contributor.

Whenever a distribution of ECONOMIC RIGHTS is to occur, the TRUST BENEFICIARY shall give LA FIDUCIARIA and the TRUSTORS notice setting forth the date in which such distribution is to occur, at least two (2) BUSINESS DAYS in advance of that date. Furthermore, when the sale of the SHARES as permitted by this AGREEMENT is carried out, the TRUSTORS shall give notice thereof to LA FIDUCIARIA and make sure that the proceeds of such sale are deposited in the COLLECTION ACCOUNT.

On such date, provided that LA FIDUCIARIA has received notice of the distribution request at least two (2) BUSINESS DAYS, and provided LA FIDUCIARIA has not received a NOTICE OF ENFORCEMENT, the proceeds credited to the COLLECTION ACCOUNT arising from the ECONOMIC RIGHTS or the sale of the SHARES shall be managed by LA FIDUCIARIA as follows:

6.4.1     First, to pay the taxes due in connection with the SHARES and the ECONOMIC RIGHTS that make up the TRUST, resulting from management thereof by LA FIDUCIARIA in accordance with the AGREEMENT (it is expressly stated that the concept of taxes provided for in this priority does not include the Value Added Tax in relation to the DISTRIBUTION OF ECONOMIC RIGHTS or the sale of the SHARES that must be paid to the TRUSTOR). To determine the taxes due, the TRUST BENEFICIARY shall provide to LA FIDUCIARIA all the information required, including, without limitation, the minutes of the regular shareholders meeting where such distribution was resolved, so LA FIDUCIARIA may assess the applicable income tax rate. LA FIDUCIARIA, if it deems necessary, may request the TRUSTORS to send additional information that may help to determine the taxes due.

6.4.2    Second, to cover the expenses and costs incurred LA FIDUCIARIA or the TRUST BENEFICIARY in set-up, management and defense of the TRUST, as provided in Clause Twenty–One hereof. Such amounts will be deducted and collected, first, from the payments set forth in Subclause 6.5 hereunder payable to the TRUST BENEFICIARY. Only in the event that such fees fail to suffice to cover such expenses and costs, the remaining ECONOMIC RIGHTS will be used to cover them. In this scenario, the TRUSTORS may claim reimbursement from the TRUST BENEFICIARY to recover the amounts charged by LA FIDUCIARIA.

6.4.3 Third, to cover any compensation that may be due by the TRUST BENEFICIARY to LA FIDUCIARIA under the FEE AGREEMENT. Such fees will be deducted and collected, first, from the payments set forth in Subclause 6.5 hereunder payable to the TRUST BENEFICIARY. Only in the event that such compensation fails to suffice to cover such fees, the remaining ECONOMIC RIGHTS will be used to cover them. In this scenario, the TRUSTORS may claim reimbursement from the TRUST

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BENEFICIARY to recover the amounts charged by LA FIDUCIARIA.

6.4.4    Fourth, to cover (i) the payments to the TRUSTORS and the advance  of the PERFORMANCE FEES (as defined hereunder) in favor of the TRUST BENEFICIARY as described in Subclause 6.5 of this Clause, provided they have accrued to this date; and (ii) the return of the CONSIDERATION FOR THE POLITICAL RIGHTS referred to in Subclause 6.10 of this Clause.

For the purposes of this subclause, the TRUST BENEFICIARY shall submit to LA FIDUCIARIA –with copies to the TRUSTORS– the calculation of the payments referred to in the previous paragraph; or, the devolution of the CONSIDERATION FOR THE POLITICAL RIGHTS, no later than within the next five (5) BUSINESS DAYS from the date of allocation of the DIVIDENDS or settlement of the sale of the SHARES; or, the devolution of the CONSIDERATION FOR THE POLITICAL RIGHTS referred to in Subclause 6.10 of this Clause, as applicable.

Likewise, as to the BUSINESS DAY prior to the date of allocation of the ECONOMIC RIGHTS or settlement of the sale of the SHARES, except for the ADDICIONAL SHARES, any of the TRUSTORS may challenge the calculation made by the TRUST BENEFICIARY, for which it shall give notice to the TRUST BENEFICIARY, with a copy to LA FIDUCIARIA, challenging the calculation made by the TRUST BENEFICIARY. If the TRUST BENEFICIARY and the TRUSTOR(S) failed to settle the calculation dispute within ten (10) BUSINESS DAYS, which failure shall be communicated jointly by the TRUSTOR(S) and the TRUST BENEFICIARY to LA FIDUCIARIA, LA FIDUCIARIA shall (i) withhold the amount in dispute in the COLLECTION ACCOUNT; (ii) deliver the undisputed amount to the TRUSTORS and the TRUST BENEFICIARY, as applicable; and, (iii) release the amount withheld in accordance with item (i) above once the UMPIRE AUDITOR has issued its final decision. The dispute shall be submitted to the UMPIRE AUDITOR and settled by it, as provided in the following paragraph, with none of the PARTIES being entitled to any interest for the time when such amount was withheld.

The aforementioned disputes shall be submitted to the UMPIRE AUDITOR for settlement thereof by technical arbitration conducted by the court of arbitration of Lima, Peru. In this connection, within three (3) BUSINESS DAYS following expiry of the term of ten (10) BUSINESS DAYS referred to in the foregoing paragraph, the applicable TRUSTOR(S) and the TRUST BENEFICIARY shall elect and give written notice to the UMPIRE AUDITOR, , with a copy to LA FIDUCIARIA, of its election as UMPIRE AUDITOR from among the investment banks listed in ANNEX 6. Should the applicable TRUSTOR(S) and the TRUST BENEFICIARY fail to reach an agreement on the election of the UMPIRE AUDITOR within the aforementioned time limit, the UMPIRE AUDITOR shall be the first listed in ANNEX 6 and any of the TRUSTOR(S) or the TRUST BENEFICIARY may give such UMPIRE AUDITOR written notice thereof, with a copy to LA FIDUCIARIA.

The UMPIRE AUDITOR shall issue a final decision contained in an award solely in connection with the issues in dispute on which the TRUSTORS and the TRUST BENEFICIARY have failed to reach an agreement, taking into account, if applicable, the regulation described in Subclause 6.5 of this Clause and the regulation on

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return of the CONSIDERATION FOR THE POLITICAL RIGHTS provided for in Subclause 6.10 of this Clause, with no interpretations of the text of AGREEMENT. Any notice given by the PARTIES to the UMPIRE AUDITOR shall be made with a copy to the other PARTIES. The UMPIRE AUDITOR retainer letter, which is to be executed by the applicable TRUSTOR(S) and the TRUST BENEFICIARY, shall include the following as obligations of the UMPIRE AUDITOR: (i) make its best efforts to issue a final decision within twenty (20) BUSINESS DAYS following its hiring, and, in any case, as soon as practicable, and (ii) that, for purposes of issuing a final decision, only the regulation described in Subclause 6.5 of this Clause and the return of the CONSIDERATION FOR THE POLITICAL RIGHTS provided for in this AGREEMENT, and the notices given by the PARTIES to the UMPIRE AUDITOR, with copies to the other PARTIES, as appropriate, may be considered. The TRUSTORS or the TRUST BENEFICIARY, as applicable, shall submit the reasonable substantiation for their position on the issues in dispute, and such other information as the UMPIRE AUDITOR may reasonably request. It is expressly set forth that LA FIDUCIARIA will be under the obligation to submit information, as requested by the UMPIRE AUDITOR, only in connection with such obligations as it has received as holder of the SHARES or manager of the TRUST (e.g., dividends distributed or fees paid to the TRUST BENEFICIARY), whereby LA FIDUCIARIA will be under no obligation to produce or deliver any information beyond the foregoing, including, without limitation, the calculation of the price of the shares, the capital gain thereof and returns thereon. Notices to be given to the UMPIRE AUDITOR shall always be made with copies to the other PARTY. The final decision issued by the UMPIRE AUDITOR shall include the relevant calculations with respect to the issues in dispute. The final decision issued by the UMPIRE AUDITOR and contained in the award shall be final, conclusive and binding for the PARTIES. The fees and expenses of the UMPIRE AUDITOR shall be borne by the PARTY whose issues in dispute, in the aggregate, were farther from the values of the issues in dispute determined by the UMPIRE AUDITOR.

The decision of the UMPIRE AUDITOR shall be final and binding, whereby the PARTIES shall be subject to its decision.

The fees and expenses arising from hiring the UMPIRE AUDITOR shall be borne by the PARTY ruled against in the dispute or by such PARTY whose determination value was the farthest from the final amount determined by the UMPIRE AUDITOR

6.4.5    Fifth, the remaining funds, if any, shall be transferred to the TRUSTORS to such account as they may indicate in a timely manner to LA FIDUCIARIA.

If the TRUST BENEFICIARY gives LA FIDUCIARIA a NOTICE OF ENFORCEMENT, the remaining funds referred to in Subclause 6.4.5 above shall be withheld by LA FIDUCIARIA in the COLLECTION ACCOUNT until LA FIDUCIARIA receives instructions from the TRUST BENEFICIARY to release them to the TRUSTORS or transfer them to the TRUST BENEFICIARY or to third parties, as appropriate

6.5	PERFORMANCE FEES The Parties expressly state that the TRUST BENEFICIARY shall be entitled to receive a

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performance fee for the return obtained by the TRUSTORS from the exercise of the POLITICAL RIGHTS over the SHARES by the TRUST BENEFICIARY (the "PERFORMANCE FEES"). It is expressly stated that the TRUST BENEFICIARY shall not be entitled to receive the PERFORMANCE FEES with respect to the ADDITIONAL SHARES. In this sense, any reference to SHARES in this Section 6.5 of Clause Six excludes the ADDITIONAL SHARES.

A First Tranche of the PERFORMANCE FEES will be equivalent to one point fifty-eight percent (1.58%) per annum calculated on the CONSIDERATION FOR THE OPA and shall be paid to the TRUST BENEFICIARY on the date of transfer of the SHARES or on the completion of the TERM OF THE TRUST (the "First Tranche of the PERFORMANCE FEES"), provided that the capital gain (the "Capital Gain") of the TRUSTORS is greater than eight percent (8.0%) per compound year calculated on the CONSIDERATION FOR THE OPA (the "First Tranche of the TRUSTORS").

For these purposes, the Capital Gain shall be equal to (i) the market value of the SHARES (in the event of expiration of the TERM OF THE TRUST) as calculated in accordance with Section 6.5.1(e) below or the transfer price of the SHARES in accordance with Sections 6.7, 6.8 and/or 6. 9 following, plus (ii) all DIVIDENDS (including capital reductions with delivery of the amortized nominal value or the amount corresponding to the participation in the net worth of the COMPANY) in cash paid by the COMPANY with respect to the SHARES after the date of issuance of the NOTICE OF DEFAULT ON THE CONDITION SUBSEQUENT, less (iii) the CONSIDERATION FOR THE OPA.

Likewise, if the Capital Gain is greater than the First Tranche of the PERFORMANCE FEES, then any excess will be distributed between the corresponding TRUSTOR and the TRUST BENEFICIARY in the following proportions: eighty-three point five percent (83.5%) for the TRUSTORS and sixteen point five percent (16.5%) for the TRUST BENEFICIARY.

6.5.1. Advance of the PERFORMANCE FEES

The Parties agree that the TRUST BENEFICIARY shall be entitled to receive an advance of the PERFORMANCE FEES at each opportunity that the COMPANY distributes DIVIDENDS or a transfer of the SHARES occurs, as set forth in Sections 6.7, 6.8 and/or 6.9 below. For such purpose, once the payments indicated in Sections 6.4.1. and 6.4.3. have been made and in accordance with the provisions of Sections 6.4.4. of this AGREEMENT, the DIVIDENDS, or amounts per transfer of SHARES, that enter the COLLECTOR ACCOUNT, as the case may be, shall be distributed in the following manner and calculated as indicated in paragraph (f) below:

(a)      First, the monetary sum shall be distributed until it reaches the amount equivalent to the CONSIDERATION FOR THE OPA in favor of the TRUSTORS for each of their SHARES according to ANNEX 1. LA FIDUCIARIA shall transfer such sums of money to the bank accounts notified by each of the TRUSTORS in due course.

The distribution of this sum of money in favor of the TRUSTORS shall be made until the TRUSTORS have received, on an accumulated basis during the TERM OF THE TRUST, a monetary sum equivalent to the CONSIDERATION FOR THE OPA.

(b)      Secondly, and once the TRUSTORS - in one or more distributions of DIVIDENDS or transfer of SHARES under the terms of paragraphs 6.7, 6.8 and/or 6.9 below, as the case may be - have received a monetary sum equivalent to that indicated in

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paragraph (a), the First Tranche of the TRUSTORS shall be paid to the TRUSTORS, which shall be equivalent to a return on the SHARES up to an amount resulting from applying to the CONSIDERATION FOR THE OPA corresponding to the respective TRUSTOR, a percentage rate of eight percent (8.0%) per annum compounded for each year during the TERM OF THE TRUST, or its extension, if applicable, or until the First Tranche of the TRUSTORS is paid in full (calculated at the per annum percentage rate until the last payment date).

(c)       Thirdly, any excess after the payments set forth in (a) and (b) above will be distributed in favor of the TRUST BENEFICIARY, up to an amount equal to that resulting from applying to the CONSIDERATION FOR THE OPA, a rate of one point fifty-eight percent (1.58%) per annum compounded for each year during the TERM OF THE TRUST, or its extension, if applicable.

(d)       Fourth, any excess after the payment referred to in (c) above, shall be distributed between the relevant TRUSTOR and the TRUST BENEFICIARY in the following proportions: eighty-three point five percent (83.5%) for the TRUSTORS and sixteen point five percent (16.5%) for the TRUST BENEFICIARY.

(e)       In the event that the TRUST concludes as a result of the expiration of the TERM OF THE TRUST (and not as a result of the transfer of the SHARES to third parties as provided in paragraphs 6.7, 6.8 and/or 6. 9 below), then the foregoing calculations and payments shall be made simultaneously with the termination of this AGREEMENT, for which purpose they shall be calculated on the basis of the weighted average price of the listed SHARES for the sixty (60) day period prior to the expiration date of the TERM OF THE TRUST.

(f)        It is clearly established that it shall not be the obligation of LA FIDUCIARIA to calculate the amounts to be paid derived from the DIVIDENDS, or the purchase price in case the SHARES are transferred, in accordance with the provisions of paragraphs 6.7, 6.8 and/or 6.9 below, and the PERFORMANCE FEES, as applicable, as set forth in the preceding paragraphs (the "Calculations"). Consequently, it shall be the TRUST BENEFICIARY who shall perform the Calculations and shall communicate them to the LA FIDUCIARIA, with a copy to the TRUSTORS. In this respect, LA FIDUCIARIA shall not be liable in the event that the calculations made by the TRUST BENEFICIARY are erroneous or flawed.

No later than five (5) BUSINESS DAYS from the date of distribution of the DIVIDENDS by the COMPANY or the transfer of the SHARES, as set forth in paragraphs 6.7, 6.8 and/or 6. 9 following, as applicable, the TRUST BENEFICIARY shall notify the LA FIDUCIARIA, with a copy to the TRUSTORS, of the proposed payments derived from the DIVIDENDS, or the purchase price in case the SHARES are transferred, as applicable, and the PERFORMANCE FEES, as set forth in the preceding paragraphs; and their respective Calculations, and instruct LA FIDUCIARIA to pay directly to the TRUSTORS and the TRUST BENEFICIARY as applicable. Any questioning of any of the TRUST BENEFICIARY's communication by the TRUSTORS with respect to the proposed distribution of the DIVIDENDS, or the purchase price in the transfer of the SHARES, as set forth in Sections 6. 7, 6.8 and/or 6.9 below, as applicable, and the PERFORMANCE FEES and/or Calculations made by the TRUST BENEFICIARY, such TRUSTOR shall have the right to challenge them

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according to the procedure detailed in Sections 6.4.4. and 6.5.3.

In the event that a TRUSTOR exercises its right to liquidity pursuant to Section 6.7 of this Clause, the payments derived from the DIVIDENDS and PERFORMANCE FEES in favor of the TRUSTOR and the TRUST BENEFICIARY, as set forth in Sections 6.5.1(a) to (e), shall be adjusted proportionally to the new number of SHARES

6.5.2. Calculation of the PERFORMANCE FEES before the Transfer of SHARES or at the expiration of the TERM OF THE TRUST

Likewise, the Parties expressly establish that before a total transfer of the SHARES in accordance with Sections 6.7 and 6.8 below or before the expiration of the TERM OF THE TRUST, a calculation of the PERFORMANCE FEES will be made prior to the closing of such transfer. If the amount resulting from such calculation is less than the payments made to the TRUST BENEFICIARY for the advance of the PERFORMANCE FEES, as set forth in Section 6.5.1 above, then the TRUST BENEFICIARY shall be obliged to pay the TRUSTORS directly any amount paid in excess, in such a way as to comply with the proportions set forth in the second and third paragraphs of Section 6.5 of this Clause and as follows: (i) if the sale or settlement of the SHARES is carried out through the LSE, the TRUST BENEFICIARY shall instruct CAVALI to transfer the funds equivalent to the excess mentioned in this Section 6.5.2 to the respective brokerage company of the TRUSTORS; or, (ii) if the sale or settlement of the SHARES is made outside the LSE, the TRUST BENEFICIARY will transfer such funds to the TRUSTORS within a period of five (5) BUSINESS DAYS from the closing of the transfer of the SHARES

6.5.3. Challenge of the Calculations

The TRUSTORS shall have the right to challenge the Calculations made by the TRUST BENEFICIARY within three (3) BUSINESS DAYS of receipt of the communication from the TRUST BENEFICIARY proposing the payments derived from the DIVIDENDS and PERFORMANCE FEES, as set forth in Sections 6.5.1 and 6.5.2, as applicable. Once this period has elapsed without the Calculation having been challenged, it shall be understood that what is indicated by the TRUST BENEFICIARY is correct and unquestionable, and LA FIDUCIARIA shall make the corresponding payments in accordance with the provisions of Sections 6.5.1 and 6.5.2 to the corresponding PARTIES.

If a challenge is made by a TRUSTOR, it will apply to all TRUSTORS' (and the TRUST BENEFICIARY, if applicable), the dispute resolution mechanism set out in Section 6.4.4 above will apply and payments will be suspended until the UMPIRE AUDITOR issues his final decision. LA FIDUCIARIA shall make the corresponding final payments to the relevant PARTIES within a period of five (5) BUSINESS DAYS from the date it is notified of the UMPIRE AUDITOR's final decision.

6.6

SHARES issued after the AGREEMENT

If a capital increase in the COMPANY is agreed during the TERM OF THE TRUST:

(i)         If the new SHARES are issued as dividends in kind, such recently SHARES issued shall be subscribed by LA FIDUCIARIA on behalf of the TRUST and will be

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considered SHARES, provided (a) an addendum amending ANNEX 1 in connection with the number of SHARES of each of the TRUSTORS to whom they pertain at the same rate as if such SHARES were directly subscribed by such TRUSTOR is executed, and (b) as a condition precedent to the allocation of the POLITICAL RIGHTS of such SHARES recently issued to the TRUST BENEFICIARY, the TRUST BENEFICIARY shall pay the TRUSTORS (in the understanding that if the TRUST BENEFICIARY decides to acquire the POLITICAL RIGHTS of the recently issued SHARES then the TRUST BENEFICIARY must acquire the POLITICAL RIGHTS of all the recently issued SHARES transferred to the TRUST) a consideration equal to the result of the following formula:

((CONSIDERATION FOR THE POLITICAL RIGHTS/2880)*(Days to expiry of the TERM OF THE TRUST))*(SHARES allocated by the pertaining TRUSTOR)

In the event of failure to satisfy the condition precedent set forth in this Subclause 6.6(i)(b), the SHARES shall be released to the TRUSTORS.

(ii)         If new contributions were required for the subscription of the new SHARES, the TRUSTORS shall be entitled to subscribe and pay such new SHARES (by exercising their preemptive subscription right); provided the following requirements are met:

(a)      The TRUST BENEFICIARY shall be entitled to require that some TRUSTORS (on a pro rata basis) or all TRUSTORS transfer such SHARES to the TRUST upon payment by the TRUST BENEFICIARY of the consideration set in the formula described in subparagraph (i) above; and upon payment of the pertaining consideration, the recently issued SHARES be considered SHARES for the purposes hereof, for which amending ANNEX 1 will be required.

(b)      Should the TRUSTORS not intend to subscribe new SHARES, then the TRUST BENEFICIARY shall be entitled to acquire from the non–subscribing TRUSTORS their preemptive subscription rights directly or through the BVL at the price agreed between the relevant parties, in which case the TRUST BENEFICIARY shall be entitled to subscribe the new SHARES with no additional payment or consideration to the TRUSTORS, whereby the TRUST BENEFICIARY shall become the holder of such SHARES upon payment and subscription of the recently issued SHARES.

(c)      The TRUSTORS and/or the TRUST BENEFICIARY who subscribe the SHARES as set forth in subparagraphs (a) and (b) above, as applicable, shall be liable for making any payments for the subscription of the new SHARES within a time limit that is not to exceed the time limit set at the regular shareholders meeting in which the subscription of the new SHARES was resolved and, accordingly, shall hold LA FIDUCIARIA harmless for such payments, for which it shall not liable.

6.7	Liquidity option of the SHARES

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During the TERM OF THE TRUST, each of the TRUSTORS shall be entitled to recover all the POLITICAL RIGHTS and ECONOMIC RIGHTS of a certain number of SHARES to transfer them to a third party, under the following terms and conditions:

(i)          The TRUSTOR shall communicate to LA FIDUCIARIA and to the TRUST BENEFICIARY if it has an offer from a third party to acquire its SHARES (hereinafter, the "Notice of Transfer of the Seller"), setting forth the amount of SHARES that it intends to transfer, the price per SHARE offered and the intently of the potential transferee; or, if the transfer is intended to occur in the open market through the BVL, the Notice of Transfer of the Seller shall set forth only the number of shares that the TRUSTOR intends to sell.

(ii)           Within ten (10) days following receipt of the Notice of Transfer of the Seller, the TRUST BENEFICIARY shall have the opportunity to give the TRUSTOR notice (with a copy to LA FIDUCIARIA) of its intention to exercise it preemptive purchase right, in which case the transfer or the SHARES shall be made through the BVL at the price offered or at the market price, whichever is higher.

(iii)        Should the TRUST BENEFICIARY fail to give notice of its intention to exercise its preemptive purchase right within the time limit set in the foregoing subparagraph, the TRUSTOR wishing to transfer its SHARES shall be entitled to transfer them to the third party potential transferee referred to in the Notice of Transfer of the Seller or in the open market through the BVL, as applicable, within thirty (30) TRADING DAYS after the SHARES have been released in its favor as provided in the following subparagraph.

(iv)        For purposes of making such sale, the TRUSTOR shall request LA FIDUCIARIA, with a copy to the TRUST BENEFICIARY, to proceed to release the pertaining SHARES, reinstating them to the TRUST. For the avoidance of doubt, for the SHARES to be returned by LA FIDUCIARIA to the TRUSTOR’s broker within the aforementioned time limit, the TRUSTOR is required to deliver to LA FIDUCIARIA and to the TRUST BENEFICIARY copies of the irrevocable instruction imparted by the TRUSTOR to transfer such SHARES and to deposit the price to be paid for them in the COLLECTION ACCOUNT of the TRUST.

LA FIDUCIARIA shall verify that the notice bears the receipt seal of the respective broker and contains the instruction to deposit the proceeds from sale of the SHARES in the COLLECTION ACCOUNT. If the TRUSTOR fails to meet this requirement, LA FIDUCIARIA may refuse –under no liability to LA FIDUCIARIA– to reinstate the SHARES to the pertaining TRUSTOR.

(v)           Upon receipt of such request by LA FIDUCIARIA and the TRUST BENEFICIARY, the latter shall have two (2) BUSINESS DAYS to confirm that the release and transfer terms are acceptable –which shall be limited to verifying that the requirements in subparagraph (iv) above have been met)– to the TRUST BENEFICIARY. Should the TRUST BENEFICIARY fail to give the notice, LA FIDUCIARIA will assume that the TRUST BENEFICIARY has approved the release of the SHARES. Upon receipt of the approval –whether implied or express– of

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the release, LA FIDUCIARIA will proceed to perform such release and reinstate the SHARES pertaining to the TRUSTOR who made the request.

If the transfer of the SHARES fails to occur within thirty (30) TRADING DAYS following the date in which release of the SHARES to the pertaining TRUSTOR, such TRUSTOR shall be required to transfer the SHARES in beneficial ownership to LA FIDUCIARIA once again. For such purpose, the TRUSTOR, shall execute the public or private documents required by LA FIDUCIARIA and/or the TRUST BENEFICIARY.

(vi)           In the event that, and only if, the TRUST BENEFICIARY exercises its preemptive purchase right as provided in subparagraph (iii) above, the TRUSTOR transferring its SHARES shall pay the TRUST BENEFICIARY a liquidity rate equal to two percent (2.0%) of the transfer price. In this connection, such fee will be deducted from the transfer price to be deposited in the COLLECTION ACCOUNT as provided in subparagraph (iv) above.

(vii)         Each TRUSTOR my exercise the liquidity option of the SHARES referred to in this Subclause 6.7 up to the percentage resulting from applying the mechanisms set forth in ANNEX 3.

This right may be exercised by the TRUSTORS at any time after the second anniversary of the date when the NOTICE OF DEFAULT ON THE CONDITION SUBSEQUENT was given.

In connection with the provisions in the foregoing subparagraph, the transferring TRUSTOR shall make the calculation of the SHARES that it may transfer and set forth such calculation in the Notice of Transfer of the Seller. Furthermore, the TRUST BENEFICIARY may challenge the calculation in the notice (and within the same time limit) indicated in subparagraph (ii) above. If the aforementioned calculation is challenged, the time limits indicated in the following subparagraphs shall be suspended until the TRUST BENEFICIARY and the transferring TRUSTOR give LA FIDUCIARIA notice of the number of SHARES that may be transferred.

(viii)        Upon satisfying the foregoing conditions, the TRUSTORS may impart the respective instruction to the SAB so that, in its turn, the SAB imparts an instruction to CAVALI to register and transfer the SHARES to the relevant transferee. The consideration received for the transfer of the SHARES shall be deposited in the COLLECTION ACCOUNT.

6.7.1

From the liquidity option of the ADDITIONAL SHARES

From the eleventh (11th) BUSINESS DAY following the date of transfer of the ADDITIONAL SHARES to the TRUST, each of the TRUSTORS holders of such shares shall have the right to recover all POLITICAL RIGHTS and ECONOMIC RIGHTS of all or part of the ADDITIONAL SHARES to transfer them to a third party, under the following terms and conditions:

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(i)              The TRUSTOR shall notify LA FIDUCIARIA and the TRUST BENEFICIARY in the event that it has an offer from a third party to acquire its relevant ADDITIONAL SHARES (the "Seller's Transfer Notice"), stating the number of ADDITIONAL SHARES it intends to transfer, the price per SHARE offered and the identity of the potential purchaser; or, if the transfer is intended to occur on the open market through the LSE, the Seller's Transfer Notice will only indicate the number of ADDITIONAL SHARES that the TRUSTOR intends to sell.

(ii)             Within ten (10) days of receipt of the Seller's Transfer Notice, the TRUST BENEFICIARY shall have the opportunity to notify the TRUSTOR (with a copy to LA FIDUCIARIA) of its intention to exercise its right of first refusal, in which case the transfer of the ADDITIONAL SHARES shall take place through the LSE at the price offered or the market price, whichever is higher.

(iii)            In the event that the TRUST BENEFICIARY does not communicate its intention to exercise its right of first refusal within the period indicated in the previous number, the TRUSTOR that intends to transfer its ADDITIONAL SHARES shall have the right to transfer them to the third potential acquirer mentioned in the Seller's Transfer Notice or in the open market through the LSE, as applicable, within the following thirty (30) BUSINESS DAYS after the release of the ADDITIONAL SHARES in its favor according to the following paragraph.

(iv)            For the purpose of making such sale, the TRUSTOR shall request LA FIDUCIARIA, with a copy to the TRUST BENEFICIARY, to proceed with the release of the corresponding ADDITIONAL SHARES, returning them to the TRUSTOR from the TRUST.

Upon receipt of such request by LA FIDUCIARIA and the TRUST BENEFICIARY, the latter shall have two (2) BUSINESS DAYS to confirm that the terms of the release and transfer are acceptable - which shall be limited to verifying that the number of ADDITIONAL SHARES to be transferred is that which the TRUSTOR transferred to the TRUST - for the TRUST BENEFICIARY. In the event the TRUST BENEFICIARY does not send the communication, LA FIDUCIARIA shall assume that the TRUST BENEFICIARY has approved the release of the ADDITIONAL SHARES. Upon receipt of the approval, whether tacit or express, for the release, LA FIDUCIARIA will proceed with it and return the ADDITIONAL SHARES to the TRUSTOR that sent the application.

If the transfer of the ADDITIONAL SHARES does not occur within thirty (30) TRADING DAYS following the date on which the release of the ADDITIONAL SHARES is formalized in favor of the corresponding TRUSTOR, the latter shall have to transfer the ADDITIONAL SHARES in beneficial ownership in favor of LA FIDUCIARIA again. To do so, he must sign the public or private documents required by LA FIDUCIARIA and/or the TRUST BENEFICIARY.

It is expressly stated that with respect to the exercise of the right of liquidity of the ADDITIONAL SHARES (a) the liquidity fee set forth in Section 6.7(vi) shall not apply; and (b) the limitations set forth in Section 6.7(vii) shall not apply, so that the TRUSTORS may

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exercise this right once the term set forth in the first paragraph of this Section 6.7.1 has elapsed and on all or part of the ADDITIONAL SHARES.

6.8

Drag–Along Right

During the TERM OF THE TRUST, the TRUST BENEFICIARY may require that all (and not less than all) of the SHARES that make up the TRUST be transferred to a third party purchaser (hereinafter, the “Purchaser”) who is to concurrently purchase all SHARES representing the capital stock of the COMPANY held by the TRUST BENEFICIARY, at the same prices offered to the TRUST BENEFICIARY and provided the following conditions are satisfied (hereinafter, "Drag Along"):

(i)	The TRUST BENEFICIARY shall give notice (hereinafter, the "Transfer Notice") to the TRUSTORS and LA FIDUCIARIA setting forth (a) the identity of the Purchaser, (b) the price per SHARE offered by the Purchaser for the SHARES, (c) the expected time to close the transfer, and (d) the intention to exercise the Drag Along.

(ii)	The purchase price offered by the Purchaser shall be equal to or higher than the market price of the SHARES with the BVL considering the quote of the BUSINESS DAY prior to receipt of the Transfer Notice. If the conditions agreed between the TRUST BENEFICIARY and the Purchaser provide for an increase in the purchase price on closing of the transaction to reflect the market price of the SHARES, then this adjusted price shall also apply to the TRUSTORS. For purposes of preventing any misunderstanding, the adjustment of the price to be paid to the TRUSTORS may only involve an increase in the purchase price initially offered and in no case will the TRUSTORS be under any obligation to sell their SHARES at a lower price.

(iii)	The purchase price to be paid to the TRUSTORS as provided in subparagraph (ii) above shall be delivered to the COLLECTION ACCOUNT and subsequently distributed as provided in Subclause 6.4 of this Clause, once the payments set forth therein have been made.

(iv)	The Drag Along shall be exercised on all and not less than all of the SHARES. After the transfer of the SHARES as provided in this Clause, the TRUST shall be automatically terminated.

(v)	If the TRUST BENEFICIARY exercises the Drag Along, the TRUSTORS shall be under the obligation to transfer all the SHARES to the Purchaser in the same transaction in which the TRUST BENEFICIARY transfers its SHARES to the Purchaser or in a concurrent transaction; the TRUSTORS shall not be obligated to make any representation or warranty other than those referred to ownership of the SHARES and their authorization and capacity to transfer them, or assume any obligation other than making the transfer of the SHARES. The TRUSTORS and LA FIDUCIARIA shall follow the procedure set forth in subparagraph (iv) of Subclause 6.7 of this Clause.

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(vi)           If the TRUSTORS refuse to or avoid exercising the Drag Along, the TRUST BENEFICIARY may deem this event as an EVENT OF DEFAULT and give LA FIDUCIARIA a NOTICE OF ENFORCEMENT for LA FIDUCIARIA to sell the SHARES directly in exercise of the Drag Along as provided in Clause Eight below.

6.9

Tag–Along Right

If, during the TERM OF THE TRUST the TRUST BENEFICIARY gives a Transfer Notice without exercising the Drag–Along right, then the TRUSTORS will be entitled to accompany the transfer with all or a part of their SHARES, provided those SHARES are the same as those initially transferred to the TRUST, as provided below (hereinafter, the "Tag Along").

The following rules shall apply for purposes of exercising the Tag Along:

(i)          Within fifteen (15) BUSINESS DAYS from receipt of the Transfer Notice, shall TRUSTOR communicate to the TRUST BENEFICIARY and LA FIDUCIARIA whether or not it intends to exercise its transfer right, at the same price as that set forth in the Transfer Notice (or according to the increase that may occur as provided in Subclause 6.8(ii) above), according to the number of SHARES resulting from applying the following formula:

SHARES to be transferred according to the Tag Along: TSS*(OTS/FOS)

Where:           TSS is the number of SHARES of the TRUSTOR exercising the Tag Along

                       OTS is the number of SHARES that the TRUST BENEFICIARY intends to transfer in accordance with the Transfer Notice

                       FOS is the number of SHARES held by the TRUST BENEFICIARY acquired through the OPA

(ii)	If any TRUSTOR communicates its intention to exercise the Tag Along, the TRUST BENEFICIARY shall communicate to LA FIDUCIARIA the number of SHARES of each TRUSTOR that has exercised the Tag Along that it should release. If the TRUST BENEFICIARY fails to submit the pertaining communication within the following five (5) BUSINESS DAYS, the TRUSTOR itself may instruct LA FIDUCIARIA the number of SHARES that must be release within the following five (5) BUSINESS DAYS from such instruction being communicated to LA FIDUCIARIA.

Upon receipt of any such instructions, LA FIDUCIARIA shall release from the TRUST the number of SHARES referred to above and the TRUSTOR will be under the obligation to transfer to the Purchaser in the same transactions as that in which the TRUST BENEFICIARY transfers its SHARES to the Purchaser or in a concurrent transaction; provided the TRUSTOR is not be obligated to make any representation or warranty other than those referred to ownership of the SHARES and their authorization and capacity to transfer them, or assume any obligation other than making the transfer of the SHARES; provided, furthermore, the SHARES not transferred by virtue of this Subclause 6.9 continue to be part of the TRUST. Notwithstanding the foregoing, the TRUSTOR will be obligated to

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cause the proceeds of the sale to be deposited in the COLLECTION ACCOUNT by the Purchaser, considering that such proceeds are part of the TRUST.

(iii)	The purchase price to be paid to the TRUSTOR as provided in subparagraph (i) above will be reduced by any amount due by the TRUSTOR to the TRUST BENEFICIARY hereunder.

6.10	Return of the CONSIDERATION FOR THE POLITICAL RIGHTS

In the event that the SHARES are transferred prior to expiry of the TERM OF THE TRUST (as this may be extended) as provided in Subclauses 6.7, 6.8 and 6.9 of this Clause, then:

(i)	Tag–Along Option (Subclause 6.9 of this Clause):

The TRUSTORS shall be under the obligation to return to the TRUST BENEFICIARY the portion of the CONSIDERATION FOR THE POLITICAL RIGHTS, multiplied by the fraction of the time of the TERM OF THE TRUST remaining in respect to the entire TERM OF THE TRUST, but limited to sixty–two point five percent (62.5%) of such portion of the consideration. To prevent calculation errors, the following formula should be used:

PROC*(SBT/TSS)*(Days to expiry of the TERM OF THE TRUST/2880) with a limit of 62.5% of the PROC*(SBT/TSS)

Where:	PROC is the CONSIDERATION FOR THE POLITICAL RIGHTS
SBT are the SHARES to be transferred
TSS is the number of SHARES contributed by the
TRUSTOR pertaining t the TRUST entered in Annex 1 on the date when the Tag Along is exercised

(ii)	Drag–Along Right (Subclause 6.8 of this Clause):

The TRUSTORS shall be under the obligation to return to the TRUST BENEFICIARY up to one hundred percent (100%) of the CONSIDERATION FOR THE POLITICAL RIGHTS applying the following rule:

(PROC/2880)*(Days to expiry of the TERM OF THE TRUST)*(TSS)

Where:	PROC is the CONSIDERATION FOR THE POLITICAL RIGHTS
TSS is the number of SHARES contributed by the
TRUSTOR pertaining t the TRUST entered in Annex 1 on the date when the Drag Along is exercised

(iii)	Payment of this obligation will be made with the proceeds of the transfer of the SHARES, as provided herein, for which it shall instructed that the transfer price be deposited in the COLLECTION ACCOUNT.

(iv)	The PARTIES agree that in the event that the TRUSTORS have paid to the competent Peruvian tax authority the income tax for the advance payment of

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the PERFORMANCE FEES corresponding to the remaining years and not fulfilled of the TERM OF THE TRUST and it is not possible to obtain the refund of this income tax paid, then the TRUST BENEFICIARY shall assume, and deduct from the amount of the return of the CONSIDERATION FOR THE POLITICAL RIGHTS, the amount equivalent to fifty percent (50%) of the taxes paid and not returned for such concept.

Clause Seven:	Representations and Warranties of the TRUSTORS AND THE TRUST BENEFICIARY

7.1	The TRUSTORS and the TRUST BENEFICIARY, as applicable to each one of them, represent, warranty and acknowledge that:

7.1.1	BEI is a corporation duly organized, registered and validly existing under the laws of the Republic of Panama; and its representatives have all powers and authority required to execute and perform all terms and conditions of the AGREEMENT.

7.1.2	They know the scope and legal provisions in force of this AGREEMENT, regulated in Articles 241 et seq. of the LAW, declaring to be freely and fully authorized to dispose of the SHARES to be transferred in beneficial ownership to LA FIDUCIARIA under the terms and conditions hereof.

7.1.3	Under APPLICABLE LAWS, they require no authorization from the COMPETENT AUTHORITY to place the SHARES under beneficial ownership as provided in the AGREEMENT.

7.1.4	Execution of the AGREEMENT by their corporate and management bodies and performance of the obligations thereunder are within their statutory authority and do not breach: (i) their corporate bylaws, (ii) any law, decree, regulations or rights as may apply, (iii) any order, judgment, decision or award of any court or other judicial, administrative or arbitration dependence as may apply; or (iv) any contract, pledge, instrument or other legally binding undertaking as may apply to them.

7.1.5	No lawsuit or dispute, whether in court, arbitration or administrative proceedings are pending that may: (i) prevent or affect their capacity to transfer the SHARES to the TRUST; or, (ii) affect the lawfulness, validity, effectiveness or enforceability of this AGREEMENT.

7.1.6	The TRUSTORS are the lawful owners of the SHARES that make up the TRUST and have free and full right of disposition thereof, and the SHARES are currently free of any charges or liens.

7.1.7	They acknowledge and agree that, as a result of the transfer in beneficial ownership under the AGREEMENT, they may not make any acts of disposition, set up security interests and –in general– encumber in any way the assets and rights that make up the TRUST without the prior written authorization of the TRUST BENEFICIARY.

7.1.8	None of the TRUSTORS, or the TRUST BENEFICIARY, or their shareholders, partners and/or related persons –as defined in SBS Resolution N° 5380-2015 and in SMV

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Resolution N° 019-2015-SMV-01, as amended–; or any of their respective directors, managers, officers, employees, advisors, consultants, legal representatives or agents:

(i)	have paid, delivered, received or offered, or attempted to pay, deliver, receive or offer a payment, economic stimulus, advantage, present or future benefit, all of them for unlawful purposes, to a public official, a person related to a public official or a person who may influence a public official, in connection with any act, of any kind, pertaining to contracting or an eventual contracting with the Peruvian State or an administrative procedure that generates benefits to the TRUSTORS or the TRUST BENEFICIARY;

(ii)	have been formally accused, suspended or disqualified to perform their duties by a regulatory agency and/or had their license to practice their profession suspended, convicted by a binding sentence, and/or subject to administrative penalties by a binding decision in connection with the acts in subparagraph (i) above;

(iii)	have Knowledge of having been included by any tax, administrative, prosecutorial, financial intelligence unit investigations and/or reports for asset and/or money laundering, secret return of improper payments and/or similar; and,

(iv)	have acknowledged, whether publicly and/or to any domestic or foreign authority, any of the acts in subparagraphs (i) and/or (iii) above.

The PARTIES agree that the provisions of this paragraph shall be valid and true from the time of execution of this AGREEMENT and for the term of this AGREEMENT.

In connection with this subclause and the provisions in the First Rider to this AGREEMENT “Knowledge” shall mean the knowledge acquired or that should have been acquired by the general manager or other officer in the position or level of a manager, by reason of its participation in the businesses of the TRUSTORS and the TRUST BENEFICIARY, in accordance with the ordinary diligence standards required for this kind of business.

CHAPTER III

ENFORCEMENT OF THE TRUST

Clause Eight:	Enforcement of the TRUST

As provided in this AGREEMENT and when so instructed by the TRUST BENEFICIARY, the PARTIES agree that LA FIDUCIARIA shall dispose of the TRUST in accordance with the following procedure:

8.1	NOTICE OF ENFORCEMENT:

8.1.1.	The TRUST enforcement process shall start when occurrence of an EVENT OF DEFAULT is verified and the TRUST BENEFICIARY gives a NOTICE OF ENFORCEMENT to LA FIDUCIARIA, with copies to the TRUSTORS. In such NOTICE OF ENFORCEMENT, the TRUST BENEFICIARY shall advise LA FIDUCIARIA that the SHARES that will be a part in an enforcement procedure

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(hereinafter, the “SHARES under Enforcement”), and settlement of the amount due in connection with the SECURED OBLIGATIONS as of the date of the NOTICE OF ENFORCEMENT, which notice shall be deemed valid and correct save manifest error by the TRUST BENEFICIARY or if such settlement is replaced by the TRUST BENEFICIARY, by submitting a new settlement to LA FIDUCIARIA, with copies to the TRUSTORS.

If the TRUST BENEFICIARY fails to submit to LA FIDUCIARIA settlement of the aggregate amount of the SECURED OBLIGATIONS outstanding as provided in this subclause, LA FIDUCIARIA may suspend the enforcement process until it receives such settlement.

8.1.2.	By giving a NOTICE OF ENFORCEMENT, the TRUST BENEFICIARY shall communicate to LA FIDUCIARIA the decision to enforce the TRUST, on an exclusive basis and in accordance with its own judgment, in which enforcement the TRUST BENEFICIARY may elect between the total and the partial enforcement of the SHARES and the SHARES to be enforced, as provided in Subclauses 8.2 and 8.3 of this Clause. Should the TRUST BENEFICIARY request partial enforcement of the SHARES and the proceeds thereof fail to suffice to pay the SECURED OBLIGATIONS in full, the TRUST BENEFICIARY may request LA FIDUCIARIA, in writing, with copies to the TRUSTORS, to enforce other SHARES that were not enforced.

By the sole receipt of the NOTICE OF ENFORCEMENT, LA FIDUCIARIA, shall, under no liability therefor, become obligated to: (i) within three (3) BUSINESS DAYS as from receipt of the NOTICE OF ENFORCEMENT, proceed to open the ENFORCEMENT ACCOUNT, giving all the PARTIES notice of the opening of such account, and providing the details thereof; and (ii) proceed with the transfer of the Shares under Enforcement, as provided in Subclause 8.3 of this Clause.

8.1.3.	The PARTIES agree that LA FIDUCIARIA is authorized to execute any and all contracts or agreements, documents and instruments, whether public and/or private, necessary for the sale, transfer, award or disposition of the Shares under Enforcement under the terms and conditions of this AGREEMENT, as the beneficial owner thereof, without reserve, exception or limitations, the TRUSTORS not being entitled to file any action or adversely affect, or challenge in any way the sale, transfer, award or disposition of the Shares under Enforcement.

8.1.4.	To enforce the Shares under Enforcement, the PARTIES agree to authorize LA FIDUCIARIA to require the TRUSTORS and/or any third party to deliver immediately any document relative to the Shares under Enforcement, including any financial information of the COMPANY which may be public, and any such other information as the TRUST BENEFICIARY or LA FIDUCIARIA may deem relevant. In the event of refusal or hindering by the TRUSTORS or any other PERSON in connection with the enforcement procedure, LA FIDUCIARIA may resort to the COMPETENT AUTHORITY to safeguard the right vested to LA FIDUCIARIA hereunder, and to perform enforcement of

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the Shares under Enforcement without prejudice to bring any such actions as may be available for such purposes against the TRUSTORS and/or or any other PERSON. Should this be applied, the TRUST BENEFICIARY shall promptly indicate to LA FIDUCIARIA the law firm to which the legal, arbitration or any other proceedings will be entrusted. Such law firm shall be one from among those listed in ANNEX 4 of the AGREEMENT.

If the law firms listed in the aforementioned ANNEX 4 hereto have ceased to provide services or do not accept the request for their services, LA FIDUCIARIA shall propose at least two (2) first-class law firms based in Peru to the TRUST BENEFICIARY, who will elect the law firm to be retained. If, within two (2) BUSINESS DAYS as from receipt of the proposal the TRUST BENEFICIARY fails to notify LA FIDUCIARIA of its election, LA FIDUCIARIA shall appoint the law firm to be retained. LA FIDUCIARIA shall not be liable in any case for the appointment or the results of the work of the law firm retained.

All duly substantiated expenses incurred in the legal actions, including the costs of the law firms referred to in this subclause, shall be borne as provided in the FEE AGREEMENT.

8.1.5.	Notwithstanding the foregoing, the TRUST BENEFICIARY may request LA FIDUCIARIA to conclude or suspend the enforcement process of the Shares under Enforcement at any time prior to the transfer, sale or award thereof, with or without cause, and for such time as the TRUST BENEFICIARY may deem necessary, and extend the suspension term as many times as it may deem convenient, and decide to resume enforcement of the Shares under Enforcement, in accordance with the procedure set forth below or in any other form of enforcement set forth in the AGREEMENT. The PARTIES agree that if the TRUST BENEFICIARY fails to submit the aforementioned suspension notice to LA FIDUCIARIA, the latter may continue with the enforcement procedure under not liability to the TRUST BENEFICIARY, the TRUSTORS and any third party.

8.1.6.	If a NOTICE OF ENFORCEMENT is given, the TRUSTORS agree not to disrupt ownership or the management of the SHARES or of the ECONOMIC RIGHTS and/or the POLITICAL RIGHTS as the TRUST BENEFICIARY, LA FIDUCIARIA or any third party may exercise. In this connection, the TRUSTORS undertake, without limitation, not to perform act that may directly or indirectly be intended to reduce the value of the SHARES or prevent LA FIDUCIARIA, the TRUST BENEFICIARY or any other PERSON appointed by LA FIDUCIARIA, from exercising ownership or management of the SHARES, the ECONOMIC RIGHTS and/or the POLITICAL RIGHTS.

The TRUSTORS expressly acknowledge that any conduct intended to disrupt ownership or the management of the SHARES or of the ECONOMIC RIGHTS and/or the POLITICAL RIGHTS could cause legal consequences of any kind.

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8.1.7.	Fees of the ENFORCEMENT ACCOUNT that LA FIDUCIARIA requests opening as provided herein shall be those set in the fee schedule of the bank where the account is opened (in effect on the applicable date).

8.1.8.	The expenses, taxes or charges generated by operation and maintenance of the ENFORCEMENT ACCOUNT, and by the transfers of funds to and from such account, including interbank transfers and the banking services hired as provided in this Clause Eight, shall be paid at the sole cost and expense of the TRUSTORS, in which connection the provisions in Clause Twenty-One of the AGREEMENT shall also apply.

8.1.9.	In all cases where the TRUST BENEFICIARY must bear any expense and/or cost pertaining to the TRUSTORS, the TRUST BENEFICIARY shall bear such expense against the flows from the sale and/or disposition of the Shares under Enforcement, which may be debited by the TRUST BENEFICIARY as soon as they become available in the ENFORCEMENT ACCOUNT. Furthermore, it is expressly agreed that the TRUST BENEFICIARY may recover from the TRUSTORS, if the amount in the ENFORCEMENT ACCOUNT fails to suffice to pay the expenses and/or costs incurred by the TRUST BENEFICIARY on behalf of the TRUSTORS, as provided in this Clause Eight of the AGREEMENT.

8.1.10.	In connection with the transfer of the Shares under Enforcement by LA FIDUCIARIA in favor of the awardee or transferee thereof, LA FIDUCIARIA, in its capacity as beneficial owner of the Shares under Enforcement, shall be fully entitled to execute such public or private documents as may be necessary to enforce and transfer of title to the Shares under Enforcement, and to perform any act as may be convenient or necessary for the transfer and/or disposition thereof, without reserve or limitation. As provided in Article 252 of the LAW, LA FIDUCIARIA requires no special power of attorney to perform such acts.

8.2	Transfer price of the Shares under Enforcement:

The transfer price of the Shares under Enforcement shall be the price at which the Drag Along was intended to be exercised. The price of the Drag Along shall be notified by the TRUST BENEFICIARY to LA FIDUCIARIA, with copies to the pertaining TRUSTORS.

8.3	Enforcement of the Shares under Enforcement:

To enforce the Shares under Enforcement, LA FIDUCIARIA shall follow the Drag Along procedure set forth in Clause Six hereof. In this connection, it is clearly agreed that LA FIDUCIARIA shall follow the instructions imparted by the TRUST BENEFICIARY for such procedures and ensure full compliance with such procedure.

Accordingly, LA FIDUCIARIA shall sell the Shares under Enforcement under the same terms as the TRUST BENEFICIARY and in compliance with such procedure.

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The PARTIES expressly agree that the procedure used by LA FIDUCIARIA to conduct the sale of the Shares under Enforcement may not be objected by the TRUSTORS or any third party, unless such procedure is in breach of any provision in this AGREEMENT, and that neither LA FIDUCIARIA nor the TRUST BENEFICIARY will assume liability therefor. Furthermore, the PARTIES expressly agree that the procedure to conduct the sale of the Shares under Enforcement may be amended at any time during the enforcement process, whenever the TRUST BENEFICIARY deems appropriate, as provided herein.

Clause Nine:	Application of proceeds

The proceeds of enforcement of the SHARES that make up the TRUST shall be deposited in the ENFORCEMENT ACCOUNT and applied by LA FIDUCIARIA as follows:

9.1

First, to cover the taxes due in connection with the assets and rights that make up the TRUST product of the administration of the latter by LA FIDUCIARIA in accordance with the AGREEMENT (it being expressly stated that the concept of taxes provided for in this priority does not include the Value Added Tax in relation to the DISTRIBUTION OF ECONOMIC RIGHTS or the sale of the SHARES to be paid to the TRUSTOR).

9.2

Second, to cover the duly substantiated expenses for management, custody and enforcement of the assets and rights that make up the TRUST incurred by LA FIDUCIARIA, as well as any duly substantiated expenses outstanding with third parties in connection with the management and the process of enforcement of the SHARES.

9.3	Third, to cover any fees due by the TRUSTORS to LA FIDUCIARIA under this AGREEMENT.
9.4

Fourth, to cover the payments described in Subclause 6.5 of Clause Six of the AGREEMENT. For such effects, the TRUST BENEFICIARY must send LA FIDUCIARIA –with copies to the TRUSTORS– the amount of the corresponding Calculations within a term not exceeding five (5) BUSINESS DAYS from the occurrence of the execution.

The TRUSTORS shall be entitled to challenge the calculation made by the TRUST BENEFICIARY within three (3) BUSINESS DAYS as from receipt of such communication. Upon lapsing of such time limit without the calculation being challenged, the statement by the TRUST BENEFICIARY shall be deemed accurate and unchallengeable. It is expressly agreed that any such calculation challenged by a TRUSTOR shall apply to such TRUSTOR only.

The TRUST BENEFICIARY and the TRUSTOR(S) who challenged the Calculation shall give LA FIDUCIARIA notice of the conclusion to which they have arrived, and the dispute settlement mechanism set forth in Subclause 6.4.4 above shall apply.

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Oficina 801, Lima 27	Fax: 222-4260

9.5	Upon payment in full of the sums as referred to in the foregoing subclauses, the remaining proceeds from the enforcement of the TRUST, if any, shall be delivered by LA FIDUCIARIA to the TRUSTORS. For such purpose, the remaining amount shall be credited by LA FIDUCIARIA to the account indicated by the TRUSTORS, under no liability to LA FIDUCIARIA.

CHAPTER IV

GENERAL

Clause Ten:	Obligations of the TRUSTORS

Under this AGREEMENT, the TRUSTORS jointly agree to the following:

10.1	Transfer –on the effective date of this AGREEMENT– beneficial ownership of all of the SHARES to LA FIDUCIARIA. Instruct the SAB to issue and request the transfer of the SHARES in beneficial ownership to LA FIDUCIARIA as provided in Subclause 6.1 of Clause Six hereof.

10.2	Give notice immediately to LA FIDUCIARIA of any event or circumstance (in connection with the TRUSTORS separately) of which they become apprised which could affect in any way the TRUST or the lawfulness, validity or effect of this AGREEMENT, or which threatens or disturbs the rights of LA FIDUCIARIA or the TRUST BENEFICIARY hereunder.

10.3	Pay and report to the appropriate tax authorities, within the time limits required by law, all taxes and expenses as may apply to the TRUST or be generated in performance of this AGREEMENT which, in accordance with APPLICABLE LAWS, are to be paid by the TRUSTORS, including any penalties and other amounts as may apply, except to the extent that the TRUSTORS object such taxes, penalties or amounts, in good faith, before the COMPETENT AUTHORITIES.

10.4	During the TERM OF THE TRUST, the TRUSTORS agree to include in the TRUST such SHARES as may hereafter pertain to the TRUSTORS in their capacity as shareholders of the COMPANY, and that, at all times, the SHARES are in the TRUST, except as otherwise provided in this AGREEMENT.

10.5	Pay the PERFORMANCE FEES, as provided herein, and for the expenses arising from enforcement of the TRUST in the occurrence of an EVENT OF DEFAULT.

10.6	Perform all other obligations set forth herein fully and in a timely manner.

The PARTIES expressly agree that the occurrence of any default hereunder, including, without limitation, on the obligations set forth in this clause, shall be deemed an EVENT OF DEFAULT and, therefore, upon the occurrence of any EVENTS OF DEFAULT hereunder, the TRUST BENEFICIARY may give a NOTICE OF ENFORCEMENT to LA FIDUCIARIA, with copies to the TRUSTORS.

Clause Eleven:	Obligations of LA FIDUCIARIA

LA FIDUCIARIA hereby undertakes to the following:

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11.1	Receive from the TRUSTORS, in beneficial ownership, the assets that make up the TRUST and manage them as provided herein.

11.2	Act as provided herein.

11.3	Give the TRUST BENEFICIARY notice of any event or circumstance of which it may become apprised or of which it has been given notice, which affects in a way the assets that make up TRUST, or which threatens or disrupts its rights.

11.4	Assume the defense of the TRUST for purposes of safeguarding the TRUST and any rights attached thereto as provided herein.

11.5	Keep the TRUST and its own assets or other autonomous equity that it may manage clearly separated, this obligation being extensive to all other assets and rights hereafter incorporated to the TRUST.

11.6	Keep the inventory and a separate accounting for the TRUST in duly legalized books, without prejudice to the accounts and records that pertain to its own books, which shall be kept reconciled with such accounting, performing accounting and tax obligations in accordance with the laws applicable to the TRUST.

11.7	Prepare the financial statements and balance sheets of the TRUST on a biannual basis, and the annual report, making them available to the TRUST BENEFICIARY, the TRUSTORS and the SBS. As provided in Article 10 of the REGULATIONS, the PARTIES agree that LA FIDUCIARIA may submit the financial information referred to in this subclause within the first ninety (90) calendar days of every year.

11.8	Keep all acts and documents relative to the TRUST under confidential reserve, to the same extent applicable to bank secrecy.

11.9	Dispose of the assets and rights that make up the TRUST as provided in this AGREEMENT.

11.10	Render accounts to the TRUSTORS, the TRUST BENEFICIARY and the SBS on termination of the TRUST. In connection with the annual report and the financial statements of the TRUST, as provided in Article 10 of the REGULATIONS, the PARTIES agree that LA FIDUCIARIA shall have ninety (90) calendar days as from termination of the TRUST to submit the aforementioned financial information.

11.11	Perform such other obligations of LA FIDUCIARIA set forth in this AGREEMENT, the LAW and the REGULATIONS.

11.12	Deliver to the TRUST BENEFICIARY and execute from time to time, as required and provided enforcement of the SHARES has not occurred, in application of Clause Six hereof, any public or private document as may be necessary for the TRUST BENEFICIARY to fully exercise the POLITICAL RIGHTS over the SHARES.

11.13	To carry out the publication in the Official Gazette "El Peruano" (Diario Oficial “El Peruano”) of the notice of the trust transfer subject matter of this AGREEMENT, in accordance with the provisions of Article 245 of the LAW.

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Oficina 801, Lima 27	Fax: 222-4260

Clause Twelve:	TERM OF THE AGREEMENT

12.1	The term of effectiveness the AGREEMENT shall be eight (8) years as from the date of execution thereof, which term may be automatically extended for an additional eight (8) years, without prejudice to the liquidity right set forth in Subclause 6.7 of Clause Six hereof, after which the TRUSTORS and the TRUST BENEFICIARY may agree, by mutual consent and in writing, annual extensions as provided in Subclause 12.3 below (the “TERM OF THE TRUST”).

12.2	After the eighth (8th) anniversary as from the date of execution thereof, the TRUST BENEFICIARY shall pay the TRUSTORS, for each year of extension, a consideration equal to the higher of one-eighth (1/8) of:

(i)	Two percent (2.0%) of the market price of the SHARES as indicated by the BVL on the date when the automatic extension period starts, per SHARE; or,

(ii)	S/ 0.04 (Zero and 04/100 Soles) per SHARE.

12.3	Upon lapsing of the term and the automatic extension thereof under Subclause 12.1 above, and at least three (3) months prior to expiry of the TERM OF THE TRUST, or of each additional annual period agreed, the TRUST BENEFICIARY may request the TRUSTORS to extend the TERM OF THE TRUST for additional annual periods.

The TRUSTORS shall have thirty (30) calendar days to accept the annual extension of the AGREEMENT, at the end of which the PARTIES shall agree the consideration per SHARE to be paid. If any or some of the TRUSTORS failed to respond to the request for extension of the TERM OF THE TRUST submitted by the TRUST BENEFICIARY within the aforementioned thirty (30) calendar days, the extension of the term of the AGREEMENT shall be deemed denied.

Clause Thirteen:	Remuneration of LA FIDUCIARIA

13.1	For the work entrusted to it hereunder, LA FIDUCIARIA shall charge the TRUST BENEFICIARY the fees previously agreed in the FEE AGREEMENT, which shall be paid in accordance with the conditions set forth therein.

13.2	The aforementioned fees do not include the Peruvian Value Added Tax (Impuesto General a las Ventas) or other taxes as may apply, which shall be paid by the TRUST BENEFICIARY.

Clause Fourteen:	Limitation of liability

14.1	The PARTIES hereby acknowledge, agree and state that the duties of LA FIDUCIARIA hereunder shall be performed by LA FIDUCIARIA on a best–efforts basis, in compliance with the clauses hereof and the applicable provisions in the LAW and the REGULATIONS. In this connection, the liability of LA FIDUCIARIA arising from the AGREEMENT is limited to failure to perform, by gross negligence or willful misconduct, the aforementioned provisions, all in accordance with Article 259 of the LAW. Accordingly, LA FIDUCIARIA is released from any liability for damages in connection with the other PARTIES to the

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AGREEMENT, their representatives, related companies and/or third parties, provided it performs its duties as required herein.

14.2	If any third party obtains a final ruling ordering LA FIDUCIARIA or any of its employees, workers, directors or shareholders to pay an indemnification or fine, notwithstanding having performed as required herein, LA FIDUCIARIA may file action to recover such payment from the TRUSTORS or the TRUST BENEFICIARY, according to the matter that originated such ruling. In the event of failure to determine which of the aforementioned PARTIES caused the matter that originated such ruling, LA FIDUCIARIA shall claim for recovery against the TRUSTORS and the TRUST BENEFICIARY jointly, who shall respond jointly and severally to LA FIDUCIARIA in this connection.

Clause Fifteen:	Resignation of LA FIDUCIARIA

15.1	LA FIDUCIARIA may resign to its position for duly substantiated causes, by giving notice of such resignation to the TRUSTORS, the TRUST BENEFICIARY and the SBS. For the purposes hereof, the term referred to in Article 269 second paragraph of the LAW shall be computed as from the date when notice of acceptance of the resignation by the SBS is given to LA FIDUCIARIA, the TRUSTOR and the TRUST BENEFICIARY. Upon resignation of LA FIDUCIARIA, the following provisions shall apply:

15.1.1	The TRUST BENEFICIARY shall appoint a successor trustee within four (4) months as from acceptance of the resignation by the SBS, which appointment shall be understood to have occurred upon being notified to LA FIDUCIARIA.

15.1.2	The successor trustee shall accept such appointment in writing, which acceptance shall imply execution in the same act of the Trust Transfer Agreement (the “Trust Transfer Agreement”) and the delivery of documents evidencing the rights over the TRUST with the pertaining notarial certificate of receipt. The acceptance shall occur within forty–five (45) calendar days as from the appointment of the successor trustee. Upon accepting the appointment, the successor trustee shall thereafter have the same rights, authority, privileges and obligations as LA FIDUCIARIA.

15.1.3.	LA FIDUCIARIA agrees to deliver all documents, whether public or private, and take all such actions as may be required to transfer its rights and authority, and the assets that make up the TRUST, to the successor trustee. All expenses incurred in appointing the successor trustee shall be borne by THE PARTIES as follows: fifty percent (50%) by the TRUSTORS and fifty percent (50%) by the TRUST BENEFICIARY.

15.1.4.	LA FIDUCIARIA shall submit to the TRUSTORS, the TRUST BENEFICIARY and the SBS, in writing, an accurate and substantiated rendering of accounts during its term as trustee.

15.2	LA FIDUCIARIA shall be released from any other duty and obligation as trustee under this AGREEMENT upon delivering the TRUST to the successor trustee, which delivery shall be set down in a certificate, as provided in Subclause 15.1.2 above or in the event of failure to appoint the successor trustee within the time limit set in Subclause 15.1.1 above.

15.3	The TRUST BENEFICIARY may request LA FIDUCIARIA, within four (4) months from acceptance of the resignation by the SBS, to set-up a pledge on the assets and rights that make up the TRUST in favor of the TRUST BENEFICIARY, which pledge shall be

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lifted upon execution of the Trust Transfer Agreement. In this connection, LA FIDUCIARIA is under the obligation to execute all documents, whether public or private, as may be required to execute and deliver the aforementioned pledge.

15.4	It is expressly agreed that, should computation of the time limit referred to in Article 269, second paragraph, of the LAW be required, the procedure set in the applicable provisions shall apply, maintaining the procedure set forth above in effect unless such procedure is contrary to any such applicable provisions.

Clause Sixteen:	Removal of LA FIDUCIARIA

The TRUST BENEFICIARY and the TRUSTORS may substitute LA FIDUCIARIA by mutual consent, by giving LA FIDUCIARIA ninety (90)-days notice thereof. In such case, the conditions in Clause Fifteen above shall apply, as appropriate. LA FIDUCIARIA shall cooperate and provide all reasonable support to ensure a smooth transition to the successor trustee.

All expenses incurred in the appointment of the successor trustee shall be paid by the PARTIES as follows: fifty percent (50%) by the TRUSTORS and fifty percent (50%) by the TRUST BENEFICIARY.

Clause Seventeen:	Trust Factor

17.1	As provided in Article 9 of the REGULATIONS, LA FIDUCIARIA shall appoint –within fifteen (15) calendar days as from the effective date of this AGREEMENT–the Trust Factor of this AGREEMENT (hereinafter, the “Trust Factor”) advising TRUSTORS and the TRUST BENEFICIARY with respect thereto within the same time limit.

17.2	LA FIDUCIARIA shall give the SBS notice of the appointment of the Trust Factor within fifteen (15) calendar days as from giving effect to the appointment. The SBS may remove the TRUST FACTOR by a duly supported resolution.

Clause Eighteen:	Notices and Addresses

The PARTIES agree that any communication or notice, whether in or out-of-court, to be given between them, shall be made to electronic mail addresses referred to in Subclause 18.2 and to the attention of the persons referred to in Subclause 18.3 of this Clause. Furthermore, the PARTIES may additionally use the notarial letters referred to in Subclause 18.1 and the telephone numbers set forth in Subclause 18.4 of this Clause, in accordance with the following procedure:

18.1	By notarial letters submitted at the following addresses:

•	BEI	Av. General Pezet N° 421, Dpto. 1301, San Isidro
•	FDS	Av. Nicolás de Rivera N° 280, Dpto. 402, San Isidro

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•	HRZ	Calle Toquepala N° 116, Urb. Tambo de Monterrico, Santiago de Surco
•	AGR	Av. Nicolás de Ribera N° 330, Dpto. 401, San Isidro
•	CGB	Calle Mariscal Blas Cerdeña N° 365, Dpto. 601, San Isidro
•	LA FIDUCIARIA:	Calle Los Libertadores N° 155, piso 8, San Isidro.
•	TRUST BENEFICIARY:	Av. Larco N° 1301, piso 20, Miraflores.
•	CUSTODIAN:	Av. Santo Toribio N° 173 Dpto. 602, San Isidro

Letters shall be deemed delivered by the acknowledgement of receipt thereof, which shall bear the receipt seal, date, name and signature.

18.2	By electronic mails sent from and to the following addresses:

•	BEI	cmontero@gym.com.pe
•	FDS	fdulanto@gmp.com.pe
•	HRZ	mrangel@mjm.com.pe
•	AGR	alfonsogalvezrubio@gmail.com
•	CGB	cawigutiereez@hotmail.com
•	LA FIDUCIARIA:	Operations Area: Main email: operaciones@lf.pe
		Secondary	email:	ppostigo@lf.pe,
avelasquez@lf.pe, vhuertas@lf.pe
		Accounting	Area:	smontes@lf.pe,
gmontenegro@lf.pe Legal Area: gsoto@lf.pe, duribe@lf.pe, icruz@lf.pe Other: pcomitre@lf.pe, rparodi@lf.pe
•	TRUST BENEFICIARY:	pablo.kuhlenthal@ig4capital.com; contratos@ig4capital.com
•	CUSTODIAN	jose.blancocaceres@btgpactual.com; cristhian.escalante@btgpactual.com

Electronic mails shall be deemed delivered to the PARTIES by the delivery confirmation report.

18.3	The only persons authorized to give notices are:

•	BEI:	Juan Carlos Montero Graña
•	FDS:	Francisco Javier Dulanto Swayne
•	HRZ:	Hugo Rangel Zavala
•	AGR:	Alfonso Hernando Gálvez Rubio
•	CGB:	Claudia Maria of the Asunción Gutiérrez Benavides
•	LA FIDUCIARIA:	Operations Area: Paola Postigo (Operations Manager); Ana Velásquez (Head of Operations), Vanessa Huertas; Accounting Area: Susana Montes (Accounting Manager); Guadalupe Montenegro (Head of Accounting); Legal Area:

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Oficina 801, Lima 27	Fax: 222-4260

Diego Uribe (Legal Manager), Gabriela Soto (Senior Counsel), Isidora Cruz (Senior Counsel); Others Paulo Comitre (General Manager); Rafael Parodi (Business Manager).
•	TRUST BENEFICIARY:	Gustavo Buffara (Managing Director & CFO); Pablo Kühlenthal (Managing Director)
•	CUSTODIAN	José Antonio Blanco Cáceres; Cristhian Rafael Escalante Uribe.

18.4	To the following telephone numbers:

• LA FIDUCIARIA:	+51 1 710-0660
• TRUST BENEFICIARY: • CUSTODIAN:	+56 2 2592–6602 +51 1 616–4300

Any change of addresses, telephone numbers, electronic mails and/or persons authorized to give notice, shall be informed to all PARTIES by electronic mail, the new data being applicable only to notices given after the date of receipt of such electronic mails.

Any reference to a written notice made in this AGREEMENT shall be understood to be necessarily made by the notice set forth in Subclause 18.2 of this Clause.

Clause Nineteen:	Amendment of the AGREEMENT

The PARTIES reserve the right to amend, by unanimous consent, the terms and conditions of the AGREEMENT at such times as they may deem appropriate. Any amendments hereto shall become effective as from execution of the agreement entered in such connection, or on such date as the PARTIES may agree. Any amendment to this AGREEMENT shall be necessarily made in writing and entered as a public instrument, except for any changes of electronic mail addresses or persons authorized to give notice, which shall be made in accordance with the procedure in Clause Eighteen.

Any amendment to the terms and conditions of this AGREEMENT requires the express, prior and written authorization of the TRUST BENEFICIARY.

Clause Twenty:	Defense of the TRUST

Should performing any act or participating in any action, exception or precautionary measure, whether in or out of court, be required or convenient to safeguard the TRUST and any rights attached thereto, LA FIDUCIARIA shall give the TRUST BENEFICIARY notice with respect thereto, with copies to the TRUSTORS, for the TRUST BENEFICIARY to indicate to LA FIDUCIARIA, no later than on the BUSINESS DAY after the fact becomes known, the law firm to be entrusted with any such legal or out-of-court proceedings, otherwise, LA FIDUCIARIA shall appoint one of the law firms from among those listed in ANNEX 4 hereto, to entrust it with such legal, administrative or out-of-court proceedings.

Should the law firms listed in the aforementioned list not be operating or do not accept the appointment, LA FIDUCIARIA shall elect the law firm it may deem convenient. LA FIDUCIARIA shall give the TRUST BENEFICIARY notice, with copies to the TRUSTORS, of the appointment and

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commissioning. LA FIDUCIARIA shall not be liable for the election of the law firm or for the results obtained by it.

Expenses incurred in the defense of the TRUST shall be borne as provided in the FEE AGREEMENT.

Clause Twenty–One:	Expenses and costs

All duly substantiated expenses –including, especially but not restrictively– notarial, registration, auditing, court, out-of-court and arbitration expenses, costs, fees and/or taxes, expenses regarding publications in the Official Gazette "El Peruano" (Diario Oficial “El Peruano”), in accordance with the provisions of article 245 of the LAW – whether existing or to be created in the future– and any penalty and default interest thereon, arising from set-up, management, enforcement and redelivery of the TRUST, shall be borne in full by the relevant PARTY or PARTIES in accordance with the FEE AGREEMENT.

The PARTIES liable for payment of expenses and costs in accordance with the FEE AGREEMENT shall pay them directly, making available to LA FIDUCIARIA such amounts as it may require within five (5) BUSINESS DAYS as from the date when they are requested.

Clause Twenty–Two:	Governing law

Unless otherwise provided herein, this AGREEMENT shall be governed by the laws of the Republic of Peru, and, specifically, by the provisions in the LAW and the REGULATIONS, as hereafter substituted.

Clause Twenty–Three:	Arbitration

The PARTIES expressly agree that any dispute or controversy as may arise between them from or in connection with the interpretation and/or performance of this AGREEMENT, including nullity or invalidity thereof, shall be settled by arbitration according to Peruvian law (arbitraje de derecho), which shall be subject to the following provisions:

23.1	The arbitration shall be conducted by a Court of Arbitration consisting of three (3) members who shall necessarily be lawyers (hereinafter, the “Court of Arbitration”).

23.2	The arbitration shall be conducted in accordance with the National and International Arbitration Regulations of the American Chamber of Commerce of Peru, to which Regulations the PARTIES agree to submit unconditionally and acknowledge to know and accept in full.

23.3	The Court of Arbitration shall be formed as follows:

23.3.1	If the parties to the dispute are two (2), each of them shall appoint an arbitrator within fifteen (15) days as from receipt of the requirement for such appointment, and the third shall be appointed by common consent of the two arbitrators so appointed within fifteen (15) days as from the date when both arbitrators have been appointed by the parties. The third arbitrator shall preside the Court of Arbitration.

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Should any of the parties fail to appoint its arbitrator within fifteen (15) days as from the date in which one of them has given written notice of its intent to resort to this Clause, the arbitrator that failed to be appointed shall be appointed by the International Arbitration Center of the American Chamber of Commerce of Peru (hereinafter, the “Center”). Furthermore, in the event that the two arbitrators appointed by the parties fail to appoint a third arbitrator within the aforementioned time limit, the Center will appoint the third arbitrator.

23.3.2	If the parties to the dispute are three (3) or more, the three (3) arbitrators shall be appointed by the Center, which shall also decide which of the three (3) arbitrators will preside the Court of Arbitration.

23.4	The Court of Arbitration shall issue the respective award, which shall be final and binding, within one hundred (100) BUSINESS DAYS as from being established. Furthermore, the Court of Arbitration may be entrusted with ruling on the dispute, and to grant an extension, on an exceptional basis only, for matters pertaining to the production of means of proof, if necessary to issue the award.

23.5	The arbitration proceedings shall be conducted in the city of Lima, Peru, in Spanish.

23.6	Arbitration expenses and costs shall be borne in full by the parties ruled against by the Court of Arbitration, which shall set such expenses and costs in the respective award. Such expenses and costs shall include those incurred in hiring legal counsel and/or lawyers for the respective defense.

Furthermore, if two or more claims were discussed in the arbitration proceedings, the party ruled against in the arbitration proceedings in most of such claims shall be the one obligated to pay the expenses and costs referred to above.

23.7	Should any of the PARTIES decide to file nullity of the arbitration award with the Judiciary courts, such PARTY shall previously furnish in favor of the opposing party or parties a joint, unconditional and irrevocable Letter of Guarantee, in immediately available funds (hereinafter, the “Letter of Guarantee”) issued by a first–class bank based in Lima, effective for at least one year, to be extended and kept in force and effect until the appeal for nullity is resolved, as performance bond for the award and: (i) in an amount equal to (60%) of the arbitration award amount; or, (ii) (a) if the award does not set a specific amount; or, (b) if the arbitration award grants, at the same time, claims with and without a specific amount, in an amount equal to US$500,000.00 (Fifty Thousand and 00/100 DOLLARS). The letter of guarantee shall be in force and effect for the duration of the proceedings pursued and shall be delivered in custody to a notary public in and for the city of Lima, unless it is to be delivered in custody to the Superior Court pursuant to a legal provision. In this connection, the amount indicated shall not be increased in the event nullity is filed by more than one PARTY or, when having been filed separately, is based on the same claims. This essential requirement shall be enforceable even in cases where judgment, whether in whole or in part, is of a declaratory nature, not appraisable in money or requires a settlement or determination that is not only a mathematical operation.

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The Letter of Guarantee shall be returned to the party who filed nullity only if such appeal is declared founded by a binding decision. Otherwise, the Letter of Guarantee shall be enforced by the PARTY in whose favor it has been granted and applied as a penalty.

23.8	For any intervention of the ordinary judges and courts in the arbitration proceedings, the PARTIES expressly submit to the jurisdiction of the judges and courts of the Lima court district, waiving the venue to which they may be entitled by their places of business.

Clause Twenty–Four:	Severability of clauses

The PARTIES expressly agree that clauses and sections of the AGREEMENT are severable and nullity any of them shall not affect the remaining clauses and sections provided the essence of the AGREEMENT is maintained. If any of the clauses or sections of the AGREEMENT is declared null, the PARTIES shall make all reasonable efforts to prepare and implement a legally valid solution with the result closest to the result sought by the clause or sections that was declared null.

Clause Twenty–Five:	Tax matters pertaining to the TRUST

The TRUSTORS shall submit to LA FIDUCIARIA a copy of the evidence of filing of the tax returns for such taxes required to be declared and/or paid by the TRUSTORS in connection with this AGREEMENT under APPLICABLE LAWS and in performance hereof, as well as copies of the evidence of payments made.

If necessary, LA FIDUCIARIA shall bring all tax liabilities, whether formal or substantial, into compliance by charging the duly substantiated expenses incurred to the TRUSTORS, as provided in Clause Twenty–One hereof. For such purpose, LA FIDUCIARIA shall give the TRUSTORS notice for the TRUSTORS to demonstrate performance of their tax obligations within five (5) BUSINESS DAYS as from receipt of such notice.

Should LA FIDUCIARIA receive from the Tax Administration or any other local, regional or central authority any resolution for determination, payment order or any other kind of communication demanding payment of any tax as may arise from execution or performance of this AGREEMENT, and from transfer of the TRUST to LA FIDUCIARIA, LA FIDUCIARIA shall send the TRUSTOR a letter, with a copy to the TRUST BENEFICIARY and enclosing a copy of the documents sent by the Tax Administration and requiring submission of the evidence of payment of any taxes, late payment fees, interest, fine and other surcharges as may apply or a copy of the appeal to the pertaining Tax Administration, if objecting such tax–related requirement is elected.

The evidence of payment, as well as any objections filed, shall be submitted to LA FIDUCIARIA within five (5) BUSINESS DAYS as from lapsing of the respective time limit to object; otherwise, LA FIDUCIARIA may elect, under no liability, to make the payments charging the expenses incurred to the TRUSTORS.

Clause Twenty–Six:	Assignment of Rights

The PARTIES expressly record that the TRUSTORS may not assign or transfer to any third party their obligations or rights under this AGREEMENT without the prior express written consent of LA FIDUCIARIA and the TRUST BENEFICIARY.

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Oficina 801, Lima 27	Fax: 222-4260

The TRUST BENEFICIARY may not assign or transfer to other banks or financial institutions its rights under this AGREEMENT unless it has the prior express written consent of LA FIDUCIARIA and the TRUSTORS (each in respect of its SHARES transferred to the TRUST).

Notwithstanding the above, for the purposes of approval of the assignment, the potential assignee shall submit to LA FIDUCIARIA the information required to complete LA FIDUCIARIA’s "Know Your Customer" Form (KYC), which contains information on the prevention of money laundering and the financing of terrorism, as well as the corporate documentation of such assignee required by LA FIDUCIARIA, in both cases to comply with its reporting obligation to the SBS and the Financial Intelligence Unit (UIF, for its acronyms in Spanish), within a term not exceeding fifteen (15) calendar days as required by LA FIDUCIARIA.

LA FIDUCIARIA may deny its consent in case, once it has received and reviewed the above mentioned information, it verifies that, according to the provisions of the APPLICABLE LAWS on the prevention of money laundering and financing of terrorism or its internal policies, it is under the obligation and/or duty to not provide the services of a trust entity under the AGREEMENT and shall be entitled to resign from the exercise of its position, pursuant to the provisions of Clause Fifteen of this AGREEMENT.

Clause Twenty–Seven:	Personal Data

27.1	Personal Data:

The PARTIES state that they are aware of the provisions of Law No. 29733, the Personal Data Protection Law (Ley de Protección de Datos Personales), and its Regulations, approved by Supreme Decree No. 003-2013-JUS. In this regard, the PARTIES state that, as from the date of execution hereof, the TRUSTORS and the TRUST BENEFICIARY are authorized to allow the processing of the personal data provided or to be provided in compliance with the provisions of this AGREEMENT. Furthermore, the TRUSTORS and the TRUST BENEFICIARY state that LA FIDUCIARIA is authorized to share such personal data with third parties, such as Financial System Entities, in order to be used in accordance with the provisions of this AGREEMENT, and/or the GOVERNMENTAL AUTHORITY for the execercise of its duties within the framework of the APPLICABLE LAWS.

The TRUSTORS and the TRUST BENEFICIARY state that data provided are true and up to date, having full knowledge of the use that LA FIDUCIARIA will make of it. The TRUSTORS and the TRUST BENEFICIARY agree to notify LA FIDUCIARIA in writing of any modification to the personal data provided under this AGREEMENT within five (5) BUSINESS DAYS of becoming aware of the respective modification.

Furthermore, the TRUSTORS and the TRUST BENEFICIARY acknowledge that the owners of the personal data can exerscise their rights to access, rectify, oppose and cancel the personal data provided to LA FIDUCIARIA, by means of a written notice thereof to LA FIDUCIARIA.

27.2	Final beneficiary:

Trust N°1626	45

Calle Los Libertadores 155	Telephone: 710-0660
Oficina 801, Lima 27	Fax: 222-4260

In accordance with the provisions of Legislative Decree No. 1372 and its regulatory norm Supreme Decree No. 003-2019-EF, the Peruvian State established that legal persons (personas jurídicas) and legal entities (entes jurídicos) are obliged to inform the Tax Administration of the identification of their final beneficiary.

In this context, both the TRUSTORS and the TRUST BENEFICIARY are obliged to comply with any information requirement made to them by LA FIDUCIARIA, in order to comply with its internal policies and the legal obligations applicable to it.

Likewise, the TRUSTORS and the TRUST BENEFICIARY hereby authorize LA FIDUCIARIA to place at the disposal of the Banking, Insurance and Private Pension Funds Superintendence (SBS, for its acronyms in Spanish), the Peruvian Securities Market Superintendence (SMV, for its acronyms in Spanish), the National Superintendence of Tax Administration (SUNAT, for its acronyms in Spanish) and/or any other public entity to which LA FIDUCIARIA is subject, the information regarding its final beneficiary, as well as any other natural person who -having the quality of participant or investor- exercises the final effective control of the TRUST, or has the right to the results or profits generated, paid or distributed within the framework of the provisions of the AGREEMENT.

The TRUSTORS and/or the TRUST BENEFICIARY are obliged to take all necessary actions to enable LA FIDUCIARIA to comply with the applicable legal obligations, in particular, the obligation to identify their final beneficiary, in accordance with the provisions of the Tax Code, Legislative Decree No. 1372, its regulations and other applicable rules. LA FIDUCIARIA's authority to establish mechanisms and/or criteria that will allow it to obtain adequate and accurate information regarding the identification of the final beneficiary is also hereby recognized.

The TRUSTORS and the TRUST BENEFICIARY acknowledge and accept that the total or partial breach of the obligations contained in this section by the TRUSTOR and/or the TRUST BENEFICIARY shall constitute grounds for the resignation without liability for LA FIDUCIARIA.

Clause Twenty–Eight:	Adhesion

Third parties who are shareholders of the COMPANY and accept to adhere to this AGREEMENT shall execute an ADDENDUM OF ADHESION, substantially in the form attached as ANNEX 5 hereto. For such purpose, the PARTIES agree to execute all the addendums of adhesion, and any other public or private documents as may be required, and perform all such acts as may be required, to complete the execution, delivery and registration, of such adhesions to the AGREEMENT. Upon executing the ADDENDUM OF ADHESION, such third party shall be entered by an amendment to ANNEX 1.

Notwithstanding the above, for the purposes of approval of the ADHESION, the potential trustor shall submit to LA FIDUCIARIA the information required to complete LA FIDUCIARIA’s "Know Your Customer" Form (KYC), which contains information on the prevention of money laundering and the financing of terrorism, as well as the corporate documentation of such assignee required by LA FIDUCIARIA, in both cases to comply with its reporting obligation to the SBS and the Financial Intelligence Unit (UIF, for its acronyms in Spanish), within a term not exceeding fifteen (15) calendar days as required by LA FIDUCIARIA.

Trust N°1626	46

Calle Los Libertadores 155	Telephone: 710-0660
Oficina 801, Lima 27	Fax: 222-4260

Clause Twenty–Nine:	Non-designation of a depositary

The TRUST BENEFICIARY and the TRUSTORS hereby expressly agree with the fact of not appointing a depositary for the purposes of the provisions of the AGREEMENT; without prejudice to the civil and criminal liability that may correspond to the TRUSTOR, in accordance with the APPLICABLE LAWS. The decision not to have a depositary is made in accordance with the above and without LA FIDUCIARIA assuming any liability for it.

FIRST RIDER:	MISREPRESENTATION AND TERMINATION OF THE AGREEMENT

1.	If LA FIDUCIARIA becomes apprised of the occurrence of any of the events detailed in subparagraphs (i), (ii); (iii) and/or (iv) of Subclause 7.1.8 of Clause Seven of this AGREEMENT, it may proceed to give a notice in which (i) it will advise the TRUSTORS and the TRUST BENEFICIARY of such situation; and, if applicable, (ii) express its intention to assign its contractual position in the AGREEMENT or terminate the AGREEMENT, as provided in subparagraphs 2 and 3 below (hereinafter, the “LF Notice”).

Upon receipt of such notice, the TRUST BENEFICIARY shall have fifteen (15) BUSINESS DAYS, to advise LA FIDUCIARIA whether it should proceed to (i) assign its contractual position to another trustee, as provided in Article 1435 et seq. of the CIVIL CODE; or, (ii) execute the termination of the AGREEMENT, as provided in Article 1430 of the CIVIL CODE and Item 8 of Article 269 of the LAW (hereinafter, the “Exit Notice”).

2.	Assignment of contractual position of LA FIDUCIARIA:

Should the TRUST BENEFICIARY instruct LA FIDUCIARIA by the Exit Notice to proceed with assignment of its contractual position in the l AGREEMENT, the following provisions shall apply:

2.1.	Should the TRUST BENEFICIARY not instruct to terminate, it shall appoint a successor trustee and communicate such appointment to LA FIDUCIARIA within forty–five (45) BUSINESS DAYS as from the giving of the LF Notice by LA FIDUCIARIA.

2.2.	The successor trustee shall accept such appointment in writing. Acceptance shall imply executing in a single act the Trust Transfer Agreement and delivery of the documents evidencing the rights over the TRUST with the pertaining notarial certificate of receipt. Acceptance shall be made within fifteen (15) BUSINESS DAYS from the appointment of the successor trustee. Upon accepting such appointment, such successor trustee shall –thereafter– be entitled to all rights, authority, privileges and obligations of LA FIDUCIARIA.

2.3.	All expenses reasonably incurred in appointing the successor trustee shall be borne jointly by the TRUSTORS, if they caused the matter that led LA FIDUCIARIA to assign its contractual position in the AGREEMENT, or by the TRUST BENEFICIARY, if it caused the matter that led LA FIDUCIARIA to assign its contractual position in the AGREEMENT.

Trust N°1626	47

Calle Los Libertadores 155	Telephone: 710-0660
Oficina 801, Lima 27	Fax: 222-4260

2.4.	In the event that: (i) the TRUST BENEFICIARY fails to appoint a successor trustee within the time limit set in Subclause 2.1 above, or, (ii) the successor trustee does not accept such appointment within the time limit set in Subclause 2.2 above; or, (iii) the documents required for the assignment of contractual position by LA FIDUCIARIA fail to be executed within thirty (30) BUSINESS DAYS as from receipt of the Exit Notice; LA FIDUCIARIA may –under no liability therefor– proceed to execute the termination of the AGREEMENT as provided in Item 3 below.

3.	Termination of the AGREEMENT:

3.1.	LA FIDUCIARIA may –acting as provided in Article1430 of the CIVIL CODE and Item 8 of Article 269 of the LAW– as agreed with the TRUSTORS and the TRUST BENEFICIARY, proceed to terminate the AGREEMENT, in the occurrence of any of the following events:

a)	When so instructed by the TRUST BENEFICIARY by the Exit Notice;

b)	In the occurrence of any of the events referred to in Subclause 2.4 of this First Rider; or,

c)	If the TRUST BENEFICIARY fails to give the Exit Notice within fifteen (15) BUSINESS DAYS as from receipt of the LF Notice.

3.2.	Prior to executing the documents required to execute and deliver the termination of the AGREEMENT, LA FIDUCIARIA shall: (i) set up a pledge on the assets and rights that make up the TRUST in favor of the TRUST BENEFICIARY, as security for performance of the SECURED OBLIGATIONS; and, (ii) execute all documents as may be necessary for the assignment of rights over the SHARES to the TRUST BENEFICIARY. In this connection, the TRUSTORS and the TRUST BENEFICIARY expressly and irrevocably agree that LA FIDUCIARIA may execute all public and/or private documents as may be required to set up the pledge referred to in items (i) and (ii) of this paragraph.

3.3.	Upon set-up of the pledge referred to in items (i) and (ii) in Subclause 3.2 above, and upon executing all documents required for such purposes, LA FIDUCIARIA shall proceed to execute the documents required to execute and deliver the termination of the AGREEMENT.

3.4.	The TRUSTORS and the TRUST BENEFICIARY acknowledge and irrevocably agree that LA FIDUCIARIA may –but is under no obligation to– terminate the AGREEMENT as provided in Article1430 of the CIVIL CODE and Item 8 of Article 269 of the LAW, under no liability to LA FIDUCIARIA.

4.	The TRUSTORS and the TRUST BENEFICIARY expressly agree to LA FIDUCIARIA proceeding, in its sole discretion and as provided in items 2 and 3 above, with the assignment of its contractual position in the AGREEMENT or the termination thereof, as applicable in accordance with this First Rider. In this connection, the TRUSTORS and the TRUST BENEFICIARY agree that LA FIDUCIARIA may –at its sole choice–assign its contractual position in this AGREEMENT or terminate it, as provided above and in accordance with the CIVIL CODE and the LAW.

Trust N°1626	48

Calle Los Libertadores 155	Telephone: 710-0660
Oficina 801, Lima 27	Fax: 222-4260

5.	Accordingly, the TRUSTORS and the TRUST BENEFICIARY expressly waive any action limiting, restricting or contrary to the assignment of the contractual position of LA FIDUCIARIA in this AGREEMENT and/or the termination hereof set forth in this Clause, the consequences of which assignment and/or termination the TRUSTORS and the TRUST BENEFICIARY accept hereby.

The Notary Public is requested to add the other clauses required by law, issuing a notarized copy hereof to each of the PARTIES hereto and submitting a notarized copy to the Security Interest and Pledge Agreements Registry for filing thereof as appropriate.

Lima, June 3, 2021.

[Signature pages follow]

Trust N°1626	49

Calle Los Libertadores 155	Telephone: 710-0660
Oficina 801, Lima 27	Fax: 222-4260

TRUSTORS:

BETHEL ENTERPRISES INC.

Duly represented by

Juan Carlos Antonio Montero Graña

FRANCISCO JAVIER DULANTO SWAYNE	MARTHA ELIANA CARBAJAL GABRIELLI
__________________________________	__________________________________

HUGO RANGEL ZAVALA	MARÍA NELLY GARFIAS CABADA
__________________________________	__________________________________

ALFONSO GÁLVEZ RUBIO	SUSANA VIOLETA VARGAS MONTOYA DE
GÁLVEZ
__________________________________	__________________________________

CLAUDIA MARÍA DE LA ASUNCIÓN

GUTIÉRREZ BENAVIDES

Trust N°1626	50

Calle Los Libertadores 155	Telephone: 710-0660
Oficina 801, Lima 27	Fax: 222-4260

LA FIDUCIARIA S.A.

Duly represented by Rafael Mauricio Parodi Parodi	Duly represented by Paulo César Comitre Berry

IG4 CAPITAL INFRASTRUCTURE
INVESTMENTS LP

Duly represented by
Roberto Guillermo Mac Lean Martins

BTG PACTUAL PERÚ S.A.C.

Duly represented by José Antonio Blanco Cáceres	Duly represented by Cristhian Rafael Escalante Uribe

Trust N°1626	51

Calle Los Libertadores 155	Telephone: 710-0660
Oficina 801, Lima 27	Fax: 222-4260

ANNEX 1

ALLOCATION OF SHARES OF THE TRUSTORS

Trustor	Shares transferred to the TRUST
Bethel Enterprises Inc.	16,892,642
Dulanto Swayne, Francisco Javier	4,225,000
Rangel Zavala, Hugo	3,633,076
Gálvez Rubio, Alfonso	236,980
Gutierrez Benavides, Claudia	9,000,000
Total	33,987,698

Trust N°1626	52

Calle Los Libertadores 155	Telephone: 710-0660
Oficina 801, Lima 27	Fax: 222-4260

ANNEX 2

FORM OF NOTICE OF ENFORCEMENT

[NOTARIAL AGREEMENT]

[Date]

LA FIDUCIARIA S.A.

Calle Los Libertadores N° 155, piso 8, San Isidro

C.c.:

BETHEL ENTERPRISES INC.

General Pezet N° 421, Dpto. 1301

San Isidro.

FRANCISCO JAVIER DULANTO SWAYNE

Av. Nicolás de Rivera N° 280, Dpto. 402

San Isidro.

HUGO RANGEL ZAVALA

Calle Toquepala N° 116, Urb. Tambo de Monterrico

Santiago de Surco.

ALFONSO GÁLVEZ RUBIO

Av. Nicolás de Ribera N° 330, Dpto. 401

San Isidro.

CLAUDIA GUTIÉRREZ BENAVIDES

Blas Cerdeña N° 365, Dpto. 601

San Isidro.

Reference:	NOTICE OF ENFORCEMENT

Dear Sirs:

We refer to the Trust Agreement dated June 3, 2021 by and among Bethel Enterprises Inc., Francisco Javier Dulanto Swayne, Hugo Rangel Zavala, Alfonso Gálvez Rubio and Claudia Gutiérrez Benavides, as Trustors, La Fiduciaria S.A., as Trustee, and IG4 CAPITAL INFRASTRUCTURE INVESTMENTS LP, as trust beneficiary (hereinafter, the “Agreement”). Capitalized terms not defined in this document shall have the meaning ascribed thereto in the Agreement.

As provided in Subclause 8.1 of Clause Eight of the Agreement, please be advised of the occurrence of the following Event of Default under the Agreement: [INSERT DESCRIPTION OF THE EVENT OF DEFAULT].

In this connection, we inform you of our decision to enforce the Trust and set forth the Shares under Enforcement, and settlement of the amount due in connection with the Secured

Trust N°1626	53

Calle Los Libertadores 155	Telephone: 710-0660
Oficina 801, Lima 27	Fax: 222-4260

Obligations as of the date hereof: [INSERT SHARES UNDER ENFORCEMENT AND SETTLEMENT OF THE AMOUNT DUE IN CONNECTION WITH THE SECURED OBLIGATIONS AS OF THE DATE OF THE NOTICE OF ENFORCEMENT].

There being no other matter to inform, we remain.

Truly yours,

IG4 CAPITAL INFRASTRUCTURE INVESTMENTS LP

By: [●]

Name: [●]

Title: [●]

Trust N°1626	54

Calle Los Libertadores 155	Telephone: 710-0660
Oficina 801, Lima 27	Fax: 222-4260

ANNEX 3

LIQUIDITY RIGHTS

As to the eighth anniversary of the TERM OF THE TRUST:

Total percentage of SHARES
issued by the COMPANY
transferred in the OPA plus
those whose POLITICAL
RIGHTS have been assigned
by the “Sellers” in favor of the
TRUST BENEFICIARY as
provided in the TOSA, except
for the ADDITIONAL SHARES	Percentage of the SHARES transferred in beneficial ownership to the TRUST in respect of which the TRUSTORS have liquidity rights (the “Liquid Percentage”)	Percentage of the SHARES transferred in beneficial ownership to the TRUST in respect of which the TRUSTORS have no liquidity rights (the “Non–Liquid Percentage”)
≥ 22%	0%	100%
≥ 24%	16.500%	83.5%
≥ 25%	16.500% + 4.125% = 20.625%	79.375%
≥ 26%	20.625% + 4.125% = 24.750%	75.25%
≥ 27%	24.750% + 4.125% = 28.875%	71.125%
≥ 28%	28.875% + 4.125% = 33.000%	67%
≥ 29%	33.000% + 4.125% = 37.125%	62.875%
≥ 30%	37.125% + 4.125% = 41.250%	58.75%
≥ 31%	41.250% + 4.125% = 45.375%	54.625%
≥ 32%	45.375% + 4.125% = 49.500%	50.5%

After the eighth anniversary of the TERM OF THE TRUST

	Percentage of the SHARES transferred in beneficial ownership to the TRUST in respect of which the TRUSTORS have liquidity rights
Year of the Term of the AGREEMENT	In Respect to Liquid Percentage	In Respect to Non–Liquid Percentage
During the ninth year	100%	50%
As from the start of the tenth year	100%	100%

Trust N°1626	55

Calle Los Libertadores 155	Telephone: 710-0660
Oficina 801, Lima 27	Fax: 222-4260

ANNEX 4

LAW FIRMS

CMS Grau

Estudio Echecopar –Member Firm of Baker McKenzie International

Payet, Rey, Cauvi, Pérez Abogados

Rebaza, Alcázar & De Las Casas

Rodrigo, Elías & Medrano Abogados

Trust N°1626	56

Calle Los Libertadores 155	Telephone: 710-0660
Oficina 801, Lima 27	Fax: 222-4260

ANNEX 5

FORM OF ADDENDUM OF ADHESION

The Notary Public is hereby requested to enter in his Register of Public Instruments this partial amendment (hereinafter, the “ADDENDUM”) to the Management and Trust Agreement (hereinafter, the “AGREEMENT”) executed by:

I.	As NEW TRUSTOR[S]:

•	[●], with RUC N° [●], with registered office at [●], duly represented by [●], identified by [●]; and, by [●], identified by [●], pursuant to the powers of attorney in Items [●] and [●], respectively, of Electronic Registry File N° [●] of the Lima Registry of Legal Entities, (hereinafter, “[●]”) / [●], identified by [Peruvian] Identity Document (DNI) N° [●], with registered office for the purposes hereof at [●], District of [●], Department and Province of Lima (hereinafter, “[●]”);

II.	As TRUSTEE:

•	LA FIDUCIARIA S.A., with RUC N° 20501842771, with registered office at calle Los Libertadores N° 155, Piso 8, District of San Isidro, Province and Department of Lima, duly represented by Mr. Diego Alberto Uribe Mendoza, identified by [Peruvian] Identity Document (DNI) N° 43307782, and by Mrs. Isidora María Luisa Sofía Cruz de los Heros, identified by [Peruvian] Identity Document (DNI) N° 47090115, pursuant to the powers of attorney in Items C00084 and C00070, respectively, of Electronic Registry File N° 11263525 of the Lima Registry of Legal Entities (hereinafter, “LA FIDUCIARIA”).

III.	As TRUST BENEFICIARY:

•	IG4 CAPITAL INFRASTRUCTURE INVESTMENTS LP, an investment fund incorporated under the laws of Scotland, with Registration N° SL34296 of the Registrar of Companies of Scotland, with registered office for the purposes hereof at 50 La Colomberie, St. Helier, Jersey JE2 4QB, duly represented by [●], identified by [●] N° [●], duly authorized by powers of attorney registered in Entry A00001 and A00002 of Electronic File N° 14490544 of the Lima Registry of Legal Entities (hereinafter, the “TRUST BENEFICIARY”).

For the purposes of this ADDENDUM, [the] NEW TRUSTOR[S], LA FIDUCIARIA, the TRUST BENEFICIARY shall be collectively considered as the “PARTIES”.

It is expressly agreed that in this ADDENDUM OF ADHESION, capitalized words shall have the same meaning as in the AGREEMENT, unless otherwise provided herein.

This ADDENDUM is executed under the following terms and conditions:

ONE:	BACKGROUND

1.1.	On June 3, 2021, the TRUSTORS, LA FIDUCIARIA and the TRUST BENEFICIARY executed the AGREEMENT whereby the TRUSTORS, in accordance with Article 241 of the LAW, transferred the SHARES in beneficial ownership to LA FIDUCIARIA, including all that

Trust N°1626	57

Calle Los Libertadores 155	Telephone: 710-0660
Oficina 801, Lima 27	Fax: 222-4260

pertains to such SHARES by fact or by law, in accordance with the terms of the AGREEMENT.

The AGREEMENT is entered in Electronic Registry File N° [●] of the Security Interest and Pledge Agreements Registry.

As provided in Clause Twenty–Eight of the AGREEMENT, third parties who are shareholders of the COMPANY may adhere to the AGREEMENT after the entry in force thereof for purposes of becoming trustors thereunder.

1.2.	By this ADDENDUM [the] NEW TRUSTOR[S] wish to irrevocably transfer to LA FIDUCIARIA, in beneficial ownership, the SHARES of which they are the holders which, as from the date hereof, will make up the TRUST, including all that pertains to such SHARES by fact or by law, in accordance with the terms of the AGREEMENT.

1.3.	In this connection, the PARTIES execute this ADDENDUM for purpose of incorporating [the] NEW TRUSTOR[S], as trustor[s] under the AGREEMENT.

TWO:	PURPOSE OF THE AMENDMENT

2.1.	The purpose of this ADDENDUM is to amend the AGREEMENT in part for purposes of incorporating [the NEW TRUST BENEFICIARY(IES)] as TRUST BENEFICIARY(IES); and [the NEW TRUST BENEFICIARY(IES)] irrevocably tranfers(transfer) its(their) SHARES to LA FIDUCIARIA, in beneficial ownership, which SHARES shall, as of the date hereof, make up the TRUST, including all that pertains to the TRUST, whether by fact or by law, in accordance with the terms and conditions set forth in the AGREEMENT.

2.2.	For the purposes of this ADDENDUM, the SHARES [of the] NEW TRUSTOR[S] are, collectively, the [●] shares representing [●]% of the capital stock of the COMPANY, which shareholding is duly registered to [the] NEW TRUSTOR[S] in [●] of [●] with CAVALI.

THREE:	REPRESENTATIONS [OF THE] NEW TRUSTOR[S]

By this ADDENDUM [the] NEW TRUSTOR[S] express their conformity with the provisions in the AGREEMENT and irrevocably adhere, in the capacity as trustor, without limitation, reserve or restriction, to the terms and conditions contained therein.

FOUR:	GENERAL

3.1.	The PARTIES expressly acknowledge and agree to all the terms and conditions of the AGREEMENT and that such terms and conditions continue in full force and will become effective as long as they are not amended by this instrument or are contrary thereto.

3.2.	As used herein, all capitalized terms have the meaning ascribed thereto in the AGREEMENT, unless otherwise defined herein.

Trust N°1626	58

Calle Los Libertadores 155	Telephone: 710-0660
Oficina 801, Lima 27	Fax: 222-4260

FIVE:	EXPENSES AND COSTS

The PARTIES agree that any and all expenses arising from preparation of this ADDENDUM; and such other expenses generated by entering this ADDENDUM as a public instrument and/or filing thereof in any public registry, shall be borne as set forth in the FEE AGREEMENT.

The Notary Public is requested to add the other clauses required by law, issuing a notarized copy hereof to each of the PARTIES hereto and submitting a notarized copy to the Security Interest and Pledge Agreements Registry for filing thereof as appropriate.

Lima, [•] [•], 2021.

Trust N°1626	59

Calle Los Libertadores 155	Telephone: 710-0660
Oficina 801, Lima 27	Fax: 222-4260

ANNEX 6

UMPIRE AUDITORS

Deloitte

EY

KPMG

PwC

Trust N°1626	60